UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☑

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

MERCANTILE BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

To our Shareholders:

We are pleased to announce that the 2023 annual meeting of shareholders of Mercantile Bank Corporation will be held virtually, in lieu of an in-person meeting, on Thursday, May 25, 2023 at 9:00 a.m., Eastern Time. Shareholders who wish to attend the meeting may do so via live webcast. Shareholders who attend the virtual meeting will be able to participate and submit questions prior to and during the meeting as described in more detail in the accompanying proxy statement. The meeting is being held for the purpose of considering and voting on the following matters:

1.	Election of six directors, each for a one-year term.
2.	Approval of the Mercantile Bank Corporation Stock Incentive Plan of 2023.
3.	Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2023.
4.	An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement.
5.	Any other business that may properly be brought before the meeting or any adjournment of the meeting.

All shareholders of record at the close of business on Wednesday, March 29, 2023 are entitled to notice of the meeting, and any postponements or adjournments of the meeting. Shareholders of record will have the opportunity to vote on the matters to be presented at the meeting via proxy in advance of the meeting. In light of the virtual format, we will not receive in-person voting at this year’s meeting.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, in advance of the virtual meeting, whether or not you plan to attend. For specific instructions, please refer to the discussion beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Wednesday, May 10, 2023.

By Order of the Board of Directors,

Michael H. Price
Chairman of the Board

Dated: April 14, 2023

1

2

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement of Mercantile Bank Corporation (“we,” “our,” “us,” “Company,” or “Mercantile”). This summary provides an overview and is not intended to contain all the information that you should consider before voting.

We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

MEETING INFORMATION

Meeting:	Annual Meeting of Shareholders

Date:	Thursday, May 25, 2023

Time:	9:00 a.m., Eastern Time

Live Webcast:	https://signin.webex.com/join

The meeting number is: 2309 030 3458 The meeting password is: MBWM2023

You may register ahead of time to receive the meeting link via e-mail by using the internet address and meeting number above.

Record Date:	March 29, 2023

GENERAL INFORMATION

Stock Symbol:	MBWM

Exchange:	NASDAQ Global Select

Common Stock Outstanding:	16,001,121 shares (as of record date)

Registrar & Transfer Agent:	Computershare Trust Company, N.A.

Website:	www.mercbank.com

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	3

OVERVIEW OF VOTING MATTERS

PROPOSAL 1

ELECTION OF DIRECTORS	BOARD’S RECOMMENDATION
We are asking shareholders to elect six directors, each for a one-year term.

NAME	DIRECTOR SINCE	AGE	GENDER	ETHNICITY	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE & NOMINATING COMMITTEE	“FOR” EACH NOMINEE
DAVID M. CASSARD	2001	69	M	White	C	M	M
MICHAEL S. DAVENPORT*	2020	53	M	African American	M	M	M
MICHELLE L. ELDRIDGE	2016	58	F	White	M	C	M
ROBERT B. KAMINSKI, JR.**	2016	61	M	White	---	---	---
MICHAEL H. PRICE	1997	66	M	White	---	---	---
DAVID B. RAMAKER	2020	67	M	White	M	M	C

* Executive Session Facilitator

** Non-Independent Director, and previously served as director from 2011 to 2014.

C = Chairperson

M = Member

Additional information about each of the directors and director nominees can be found beginning on page 15.

PROPOSAL 2

APPROVAL OF STOCK INCENTIVE PLAN Approval of the Mercantile Bank Corporation Stock Incentive Plan of 2023.	BOARD’S RECOMMENDATION “FOR”

PROPOSAL 3

RATIFICATION OF AUDITORS Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2023.	BOARD’S RECOMMENDATION “FOR”

PROPOSAL 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement.	BOARD’S RECOMMENDATION “FOR”

PROPOSAL 5

Any other business that may properly be brought before the meeting or any adjournment of the meeting.

4	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

HOW TO VOTE

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, prior to the virtual meeting, whether or not you plan to attend. For specific instructions, please refer to the discussion beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Wednesday, May 10, 2023.

INTERNET	TELEPHONE OR CELLPHONE	MAIL

1.    Go to: www.envisionreports.com/MBWM

2.    Click on Cast Your Vote.

3.    Follow the instructions to log in.

4.    Make your selections as instructed on each screen for your delivery preferences.

5.    Vote your shares.

	Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada	If you wish to vote by mail, send your completed and signed proxy card using the enclosed envelope.

On April 14, 2023, we began sending our shareholders a Notice Regarding the Internet Availability of Proxy Materials.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	5

CORPORATE GOVERNANCE HIGHLIGHTS

●	All directors attended at least 96% of the Board meetings and Committee meetings on which they served during 2022;
●

Code of Ethics, Human Rights, Diversity, Equity and Inclusion, and Insider Trading policies are in place for all directors, officers and employees (available on our website under Investor Relations – Overview - Governance Documents);

●	Corporate Governance Guidelines are in place for all directors (available on our website under Investor Relations);
●

Supplier Diversity Program Policy and Vendor and Supplier Code of Conduct is in place for suppliers and vendors (available on our website under Investor Relations – Overview – Governance Documents; additional information, resources and application are available on our website under About Us);

●	Anti-Hedging and Anti-Pledging policies are in place;
●	Majority of directors are independent;
●	Chairman of the Board and Chief Executive Officer are separate positions;
●	Executive Session Facilitator is an independent director;
●	Ongoing and active risk oversight is performed by the Board and Committees; and
●	Environmental, Social and Governance (ESG) oversight is performed by the Governance and Nominating Committee.

BOARD OF DIRECTORS EXPERIENCE AND SKILLS

83%	ACCOUNTING & FINANCE

100%	MANAGEMENT & OPERATIONS

83%	ENTERPRISE RISK MANAGEMENT

67%	HUMAN CAPITAL MANAGEMENT

83%	LEGAL

100%	MERGERS & ACQUISITIONS

67%	REGULATORY & GOVERNANCE

67%	RESIDENTIAL & COMMERCIAL REAL ESTATE

83.3% INDEPENDENT DIRECTORS	62 YEARS AVERAGE AGE	10.8 YEARS AVERAGE TENURE	16.7% GENDER DIVERSITY	16.7% RACIAL/ETHNIC DIVERSITY

6	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

BOARD OF DIRECTORS	•	Majority of our Board is independent
•

Board consists of directors with a mix of tenures, including founding members who have actively overseen the Company’s strategic journey through various business cycles and have a deep knowledge of the Company

•

Approximately 33% of our Board members possess characteristics of racial and gender diversity, our Executive Session Facilitator identifies as a diverse director and our Compensation Committee is chaired by a female director

•

Directors reflect a variety of experiences, skills and geographic reach that match the Company’s complexity and strategic direction and give the Board the collective capability necessary to oversee the Company’s activities

	•	All directors attended at least 96% of meetings of the Board and Committees on which they served during 2022

BOARD LEADERSHIP STRUCTURE	•	Chairman of the Board and Chief Executive Officer are separate positions
	•	Chief Executive Officer and President is the only member of management who serves as a Company Director
	•	Executive Session Facilitator is an independent Director annually recommended by Governance and Nominating Committee and elected by our Board of Directors
	•	Active and empowered Committee Chairs, all of whom are independent

BOARD GOVERNANCE BEST PRACTICES	•	Executive sessions are held by independent directors
	•	Annual evaluations of the Board, its committees and individual directors conducted by the Governance and Nominating Committee
	•	Annual assessment of director independence
	•	Regular discussions regarding Board recruiting and succession, including diverse director skills and qualifications for the Company’s long-term strategic objectives
	•	Active risk and strategy oversight by the Board and Committees
•

Direct access by the Board to key members of management at the discretion of independent directors; executive sessions regularly include separate meetings with our Chief Financial Officer, General Counsel, Chief Risk Officer, Internal Audit Director, Credit Administration Risk Manager, Chief Compliance Officer, Bank President, Chief Operating Officer, Human Resource Director, Community Development Officer and Chief Lending Officer

	•	Annual evaluation process of Chief Executive Officer led by the Compensation Committee Chair
	•	Regular talent and succession planning discussions regarding the Chief Executive Officer and other key executive roles
	•	Management maintains strong working relationships with Federal and State Regulators
	•	Environmental, social and corporate governance oversight by the Governance and Nominating Committee

SHAREHOLDER ENGAGEMENT AND SHAREHOLDER ROLE IN GOVERNANCE	•	Regular outreach and engagement throughout the year with shareholders about Company strategy and performance by Chief Executive Officer, Chief Operating Officer and Chief Financial Officer
	•	Outreach and engagement with governance representatives of largest shareholders at least two times per year
	•	Feedback from investors regularly shared with our Board and its Committees to ensure that our Board has insight on investor views
	•	Directors are elected annually
	•	Quarterly conference call live webcast for investors on earnings release dates with the ability to ask questions

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	7

OUR COMPENSATION PHILOSOPHY

Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time provide competitive compensation that will attract and retain executive talent. Our Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increasing shareholder value over the long term. Our executive compensation program includes the following primary elements:

●	Base salary
●	Short-term incentive compensation
●	Long-term incentive compensation
●	Other benefits
●	The equity-based plans encourage our executive officers and other employees to focus on increasing shareholder value over a period of years
●	The deferred compensation and 401(k) plans provide helpful ways for our employees to save for retirement
●

Bonus plans are typically based on a variety of metrics tied to our financial performance, and contain "claw-back" provisions if the executive officer engages in certain activities or a payout is based on materially inaccurate financial statements or other materially inaccurate performance metric criteria.

The Compensation Discussion and Analysis section beginning on page 27 gives a more detailed description of the Corporation’s compensation policies and practices.

2022 EXECUTIVE COMPENSATION SUMMARY
					Change in Pension
EXECUTIVE	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
OFFICER
Robert B. Kaminski, Jr.	634,000	—	366,133	348,700	78	81,115	1,430,026
Raymond E. Reitsma	440,874	—	242,387	198,393	—	80,629	962,283
Charles E. Christmas	374,921	—	177,706	151,222	—	63,317	767,166
Lonna L. Wiersma	54,417	—	—	—	—	57,020	111,437
Robert T. Worthington	260,000	—	51,970	52,000	786	27,637	392,393

8	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

PROXY STATEMENT

310 Leonard Street N.W.

Grand Rapids, MI 49504

DATE OF DISTRIBUTION: April 14, 2023

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Matters to be Considered at the Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercantile Bank Corporation (“we,” “our,” “Company” or “Mercantile”). The proxies are being solicited for use at the annual meeting of shareholders to be held on Thursday, May 25, 2023 at 9:00 a.m., Eastern Time, virtually via live webcast at https://signin.webex.com/join (the meeting number is: 2309 030 3458 and the meeting password is: MBWM2023), and at any and all adjournments of the meeting. An annual report that consists of our Annual Report on Form 10-K for the year ended December 31, 2022 and other information is first being mailed or made available to shareholders, along with these proxy materials, on or about April 14, 2023.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting

to be Held on May 25, 2023:

Our proxy statement and 2022 Annual Report are available at

www.envisionreports.com/MBWM.

Notice and Access

We use the “Notice and Access” method of providing proxy materials to you via the internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our proxy statement and 2022 Annual Report to shareholders on Form 10-K, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, that was mailed to our shareholders on April 14, 2023, provides instructions regarding how you may access and review all of the proxy materials on the internet. The Notice and Access card also includes instructions on how to submit your proxy via the internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

If your shares are held by a brokerage house or other custodian, nominee or fiduciary in “street name,” you will receive a Notice and Access card intended for beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials and provide voting instructions by completing and returning the enclosed voting instruction form in the addressed, postage paid envelope provided. Alternatively, if you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the internet or by telephone.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	9

Purpose of the Annual Meeting

At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, approval of our Stock Incentive Plan of 2023, the ratification of the selection of our independent registered public accounting firm, and an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares.

Record Date, Voting and Voting Procedures

The Board of Directors has set March 29, 2023 as the record date for the annual meeting. If you were a shareholder of record at the close of business on the record date, March 29, 2023, you are entitled to receive notice of the meeting and to vote your shares via proxy prior to the meeting. Holders of Mercantile common stock are entitled to one vote per share.

All shareholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. Shareholders of record as of the record date will have the opportunity to vote on the matters to be presented to the meeting via proxy in advance of the meeting. In light of the virtual format, we will not receive in-person voting at this year’s meeting.

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;
•	electronically, using the internet; or
•	by completing, signing and mailing the printed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual Annual Meeting. In order to do so, you must submit proof of your proxy power (legal proxy) reflecting your Mercantile Bank Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2023.

10	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare at the following:

By E-Mail:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By Mail:

Computershare

Mercantile Bank Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

If you have questions about attending the virtual annual meeting, please write to the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 or call 616-726-1601.

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

At least a majority of the shares of our common stock outstanding on the record date must be present at the virtual meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote via the live webcast at the meeting; or
•	you have properly submitted a proxy by mail, telephone or internet.

As of the record date, 16,001,121 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Matters

Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The six nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes are not counted as shares voted on the matter.

Approval of the Mercantile Bank Corporation Stock Incentive Plan of 2023. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the Mercantile Bank Corporation Stock Incentive Plan of 2023. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Independent Registered Public Accounting Firm. The affirmative vote of a majority of the common stock present virtually or by proxy at the meeting and voting on the matter is necessary to ratify the appointment of our independent registered public accounting firm. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Advisory approval of compensation of our Named Executive Officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the shareholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	11

The Board of Directors recommends that you vote:

●	FOR the election of all of the six nominees for director;
●	FOR the Approval of the Mercantile Stock Incentive Plan of 2023;
●	FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2023; and
●	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement.

Proxy and Proxy Statement

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

You may revoke your proxy and change your vote at any time before the proxy ballot is cast at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by delivering to our Secretary a written notice of revocation prior to the meeting. Attending the virtual meeting will not revoke your proxy.

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR the election of all of the six nominees for director;
●	FOR the Approval of the Mercantile Stock Incentive Plan of 2023;
●	FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2023;
●	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement; and
●	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The NASDAQ Stock Market (“NASDAQ”).

Other Matters

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees, and employees of our subsidiary, Mercantile Bank (the “Bank”), may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficiary owners of our common stock.

12	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock, as of March 14, 2023, by each of our current directors, each nominee for election as a director, our executive officers and all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Class Beneficially Owned(12)
David M. Cassard •	33,147(2)	*
Charles E. Christmas	112,635(3)	*
Michael S. Davenport •	7,063(4)	*
Michelle L. Eldridge•	16,139(5)	*
Brett E. Hoover	11,560(6)	*
Robert B. Kaminski, Jr.•	128,080(7)	*
Michael H. Price•	64,515(8)	*
David B. Ramaker •	7,394	*
Raymond E. Reitsma	70,290(9)	*
Robert T. Worthington	34,590(10)	*
All Directors and Executive Officers as a group (10 persons)	485,413(11)	3.03%

•	Member of our Board of Directors and Nominee for Re-election
*	Less than 1%

(1)

The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of March 14, 2023 through the exercise of any stock options or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with their spouse) over the shares set forth in the table. For each person, the number of shares that is included in the table because the person has options to acquire the shares is set forth below.

Name	Shares
Mr. Kaminski	1,500
Mr. Price	2,000
Mr. Reitsma	500
Mr. Worthington	500

(2)	Includes 8,115 shares that Mr. Cassard holds jointly with his spouse.

(3)

Includes 39,387 shares that Mr. Christmas holds jointly with his spouse, 26,705 shares of restricted stock, and 44,214 shares that Mr. Christmas owns under the Bank’s 401(k) plan. Also includes 1,876 shares that Mr. Christmas’ spouse, who is currently employed by the Bank, owns under the Bank’s 401(k) plan as well as 453 shares that she owns in her IRA.

(4)	Includes 1,800 shares that Mr. Davenport holds in an IRA.

(5)	Includes 6,750 shares that Ms. Eldridge holds in an IRA and a Roth IRA and 100 shares jointly owned with two of her sisters.

(6)	Includes 6,536 shares of restricted stock and 506 shares that Mr. Hoover owns under the Bank’s 401(k) plan.

(7)	Includes 43,860 shares that Mr. Kaminski holds jointly with his spouse, 49,946 shares of restricted stock, and 32,774 shares that Mr. Kaminski owns under the Bank’s 401(k) plan.

(8)	Includes 12,875 shares that Mr. Price holds jointly with his spouse, 16,698 shares that Mr. Price owns under the Bank’s 401(k) plan, and 13,225 shares Mr. Price holds in an IRA.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	13

(9)

Includes 32,407 shares of restricted stock, 14,697 shares that Mr. Reitsma owns jointly with his spouse, 20,533 shares that Mr. Reitsma owns under the Bank’s 401(k) plan as well as 2,153 shares that he owns in his IRA.

(10)	Includes 8,815 shares of restricted stock and 25,275 shares that Mr. Worthington owns under the Bank’s 401(k) plan.

(11)

Includes 4,500 shares that such persons have the right to acquire within 60 days of March 14, 2023 pursuant to stock options, 124,409 shares of restricted stock awarded under our stock-based compensation plans, and 141,876 shares that such persons own under the Bank’s 401(k) plan, including 1,876 shares held by Mr. Christmas’ spouse.

(12)

The percentages shown are based on the 15,994,924 shares of our common stock outstanding as of March 14, 2023, plus the number of shares that the named person or group has the right to acquire within 60 days of March 14, 2023. For purposes of computing the percentages of outstanding shares of common stock held by each person, any shares that the person has the right to acquire within 60 days after March 14, 2023 are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

Stock Owned by 5% Beneficial Owners

The following table presents information regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of our outstanding shares of common stock as of March 14, 2023.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class Beneficially Owned(3)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055(1)	1,408,265	8.80%

Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746(2)	1,190,201	7.44%

(1)

The information is based on a Schedule 13G, filed with the SEC on January 25, 2023. BlackRock, Inc. may be deemed to have beneficial ownership of the shares reflected in the table as of December 31, 2022. BlackRock reported aggregate beneficial ownership of 1,408,265 shares, with sole voting power over 1,324,057 shares and sole dispositive power over 1,408,265 shares.

(2)

The information is based on a Schedule 13G, Amendment No. 6, filed with the SEC on February 10, 2023. Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). Dimensional reported aggregate beneficial ownership of 1,190,201 shares, with sole voting power over 1,169,929 shares and sole dispositive power over 1,190,201 shares. Though Dimensional may possess voting and/or investment power over the shares, it disclaims beneficial ownership of such securities, which are owned by the Funds.

(3)	The percentages shown are based on the 15,994,924 shares of our common stock outstanding as of March 14, 2023.

14	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS

Information About Our Directors

Our articles of incorporation and bylaws provide that our Board of Directors will consist of between six and fifteen directors, with the exact number of directors determined from time to time by our Board of Directors. Our directors are elected annually to one-year terms. Our Board of Directors currently has six members.

Our Board of Directors has nominated David M. Cassard, Michael S. Davenport, Michelle L. Eldridge, Robert B. Kaminski, Jr., Michael H. Price, and David B. Ramaker as directors for election at this year’s annual meeting for one-year terms expiring at the 2024 annual meeting. Each of the nominees is presently a director whose term expires at this year’s annual meeting.

Our Board of Directors recommends that you vote FOR each of the six nominees named above. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the six nominees.

All of the nominees have indicated their willingness to continue to serve. If any nominee should become unwilling or unavailable to serve, our Board of Directors may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected, as well as the other nominees. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board of Directors has no reason to believe that any of the nominees will become unavailable.

Set forth below is information about the nominees for election as directors. The factual information about each nominee and director has been provided by that person. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each should serve on our Board, in light of our business and structure, were determined by our Board or its Governance and Nominating Committee. There are no family relationships among any of our directors, nominees for director and executive officers.

NOMINEES FOR DIRECTOR

DAVID M. CASSARD DIRECTOR SINCE 2001 AGE: 69

Mr. Cassard is the former Chairman of Waters Corporation, a commercial real estate investment and management company. He served as President and Treasurer of Waters Corporation for over 20 years and became Chairman in 2005. Before joining Waters Corporation, he worked for an international firm of Certified Public Accountants. He is a graduate of the University of Michigan (BBA) and Michigan State University (MBA), and is a Certified Public Accountant and Certified Property Manager. He previously served as a member of the Board of Directors of First Michigan Bank-Grand Rapids and was a member of the Boards of Directors of First Michigan Bank Corporation and Butterworth Hospital. He holds membership in the American Institute of CPAs and the Michigan Association of CPAs. Mr. Cassard’s financial expertise and commercial real estate management experience were key factors in our determination that he should be a member of our Board.

MICHAEL S. DAVENPORT DIRECTOR SINCE 2020 AGE: 53

Mr. Davenport has served as President and Chief Executive Officer of Jireh Metal Products since 2015. Prior to that, he held a variety of positions at major financial institutions, including U.S. Bank, Fifth Third Bank and First Financial Bank. Overall, his background includes over 13 years in the banking industry, holding positions in sales, risk management and community development. Mr. Davenport earned a Bachelor of Science degree in psychology from Xavier University and a Juris Doctor degree from the University of Cincinnati College of Law. Mr. Davenport serves on the Boards of The Right Place, Grand Rapids Chamber of Commerce, The Right Place Manufacturing Council, The Michigan Manufacturing Technology Center and the Xavier University President's Advisory Council. He has been a member of the Bank’s Board since 2017.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	15

MICHELLE L. ELDRIDGE DIRECTOR SINCE 2016 AGE: 58

Ms. Eldridge is a Principal of Clear Ridge Wealth Management (“Clear Ridge”) in Kalamazoo, Michigan, which she co-founded in 2014. Clear Ridge provides integrated wealth management to high net worth families and customized investment management to institutional organizations. Prior to founding Clear Ridge, Ms. Eldridge was a Principal of LVM Capital Management for 16 years. Ms. Eldridge serves as Director and Chairperson of the Kalamazoo Valley Community College Foundation, is a member of the Western Michigan University Foundation Investment Committee, is part of the Leadership Council of the Small Business Association of Michigan, and is on the Finance Committee of Prince of Peace Lutheran Church. She is a CFA® charterholder, Certified Private Wealth Advisor ®, and a graduate of Western Michigan University. Ms. Eldridge served as a director of Keystone Community Bank from 2007 through 2014. Ms. Eldridge's experience as a CFA® charterholder and Registered Investment Advisor, as well as her leadership roles in the communities we serve, were key factors in our determination that she should be a member of our Board.

ROBERT B. KAMINSKI, JR. DIRECTOR SINCE 2016 AND PREVIOUSLY FROM 2011 TO 2014 President and Chief Executive Officer of Mercantile; Chief Executive Officer of the Bank AGE: 61

Mr. Kaminski joined the Bank in 1997 and has over 35 years of commercial banking experience. Mr. Kaminski was appointed President and Chief Executive Officer of Mercantile on January 1, 2017 and continues to serve as Chief Executive Officer of the Bank, a position he has held since 2015. Mr. Kaminski has held various positions of increasing influence and responsibility with Mercantile and the Bank, serving Mercantile and the Bank as Senior Vice President and Secretary from 1997 to 2003, Executive Vice President and Secretary from 2003 to June of 2007, Executive Vice President and Secretary from 2007 to 2015 and President and Chief Executive Officer from 2015 through 2016. In addition, he served as the Bank's Chief Operating Officer from 2000 to 2016. Mr. Kaminski serves on the Boards of Directors for the Grand Valley State University Foundation, the City of Wyoming Retirement Board, the West Michigan Policy Forum, and on the Finance Committee for The Right Place. He previously served on the Heart of West Michigan United Way Board for seven years, with two of those years as the Board Chair. Mr. Kaminski also serves as a director of Mercantile, a position to which he was appointed by the Board on December 15, 2016. Mr. Kaminski served as a director of Mercantile previously from 2011 to 2014. Mr. Kaminski’s position as our President and Chief Executive Officer, in-depth knowledge of the organization since its inception, and length of experience in commercial banking were key factors in our determination that he should be a member of our Board.

MICHAEL H. PRICE DIRECTOR SINCE 1997 Chairman of Mercantile and of the Bank AGE: 66

Mr. Price has over 40 years of commercial banking experience and joined the Bank in 1997. Mr. Price retired as the President and Chief Executive Officer of Mercantile on January 1, 2017, a position he had held since 2007. Mr. Price served as President and Chief Operating Officer of Mercantile the Bank in 1997 and 1998, and as President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of the Bank from 1999 to June of 2007. Mr. Price also served as Chairman of the Board of Mercantile from 2007 through the date of the Firstbank merger and resumed his position as Chairman of Mercantile following Thomas J. Sullivan’s retirement in May of 2015. From 2005 to 2007, he served on the Board of Directors of the Federal Home Loan Bank of Indianapolis. Mr. Price also held leadership positions on the Boards of Metro Health Corporation, Aquinas College, Habitat for Humanity of Kent County, Project Rehab and Network180. Mr. Price was the founding President of our organization and has demonstrated excellent leadership qualities and a strong understanding of the fundamentals of our industry. These attributes led us to conclude that he should be a member of our Board.

16	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

DAVID B. RAMAKER DIRECTOR SINCE 2020 AGE: 67

Mr. Ramaker was appointed as director of Mercantile in August of 2020. Mr. Ramaker retired from Chemical Financial Corporation and Chemical Bank in 2017. Mr. Ramaker was the Chairman, President and Chief Executive Officer of Chemical Financial Corporation and Chemical Bank from 2006 until its merger with Talmer Bank Corporation in 2016. He served as President and Chief Executive Officer of Chemical Financial Corporation and Chemical Bank from 2001 through June of 2017. He joined Chemical Bank in 1989 as Vice President of Commercial Lending. Prior to that, he held a variety of banking positions with financial institutions in Texas from 1977 through 1989. Mr. Ramaker holds a bachelor’s degree with a major in finance and minor in accounting from Southern Methodist University. Mr. Ramaker, as a former Chief Executive Officer of a publicly traded financial company, brings extensive governance, banking industry experience and strong leadership qualities, which were key factors in our determination that he should be a member of our Board.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our Executive Officers are listed in the table below:

Name of Executive Officer	Title
Robert B. Kaminski, Jr.	President and Chief Executive Officer of Mercantile, and Chief Executive Officer of the Bank
Charles E. Christmas	Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank
Raymond E. Reitsma	Executive Vice President, Chief Operating Officer of Mercantile, and President of the Bank
Brett E. Hoover	Senior Vice President and Human Resource Director of Mercantile and of the Bank
Lonna L. Wiersma	Senior Vice President and Human Resource Director of Mercantile and of the Bank (Retired as of March 4, 2022)
Robert T. Worthington	Senior Vice President, Chief Risk Officer, Secretary and General Counsel of Mercantile and of the Bank

Mr. Kaminski is also a member of our Board of Directors, and information regarding his business experience is described above under the heading “Election of Directors.” The business experience for Mr. Christmas, Mr. Reitsma, Mr. Hoover, Ms. Wiersma and Mr. Worthington for at least the past five years is summarized below. Our Executive Officers are generally elected each year at the annual meeting of our Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of our Board of Directors.

Executive Officers

Charles E. Christmas, age 57

Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank

Mr. Christmas joined the Bank in 1998 and has almost 35 years of banking experience. Before being promoted to his current position as Executive Vice President and Chief Financial Officer of Mercantile and the Bank, Mr. Christmas served as Senior Vice President and Chief Financial Officer of Mercantile and the Bank from 2000 to 2015. Mr. Christmas also serves as Treasurer of Mercantile, a position he has held since 2000. Prior to joining Mercantile, he examined various financial institutions for over ten years while serving as a bank examiner with the Federal Deposit Insurance Corporation (“FDIC”). He began his tenure with the FDIC upon his graduation from Ferris State University. Mr. Christmas holds a Bachelor of Science degree in Accountancy. Mr. Christmas serves on the Michigan Bankers Association Funds Management Committee, is an instructor at the Michigan Bankers Association Perry School of Banking, is a member of the Ferris State University College of Business Advisory Board, serves as a Board member and Finance Committee member of the Frederik Meijer Gardens & Sculpture Park, and assists the Make-A-Wish Foundation of Michigan in its fundraising activities.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	17

Raymond E. Reitsma, age 60

Executive Vice President, Chief Operating Officer of Mercantile and President of the Bank; Director of the Bank since 2017

Mr. Reitsma was appointed Chief Operating Officer of Mercantile on January 1, 2022. He has been President of the Bank since January 1, 2017 and was appointed Executive Vice President of Mercantile effective May 24, 2018. He has been with the Bank for 19 years, beginning with his initial role as a Commercial Loan Manager in 2003, including holding the title of Senior Lender for eight years. In June 2015, Mr. Reitsma was appointed to be the Bank’s West Region President. Mr. Reitsma’s areas of responsibility have included commercial lending, treasury/cash management, mortgage lending, operations, risk management, retail/branches, and credit administration. Mr. Reitsma was also very instrumental in the preparation, transition and integration periods surrounding the merger with Firstbank Corporation. Mr. Reitsma currently serves on the Kent Community Hospital Finance Authority and is Chair of the Mel Trotter capital campaign. Additionally, he serves on the Advisory Council of DA Blodgett/St. John’s Home and has done so since 2011. Previously, Mr. Reitsma has served on the local boards of the American Heart Association and the Pine Rest Foundation for six years, including two years as Treasurer. He has also been involved with the local United Way agency, most recently as the annual Campaign Chair for the Bank. Mr. Reitsma graduated from Calvin College with a B.A. in Business Administration and also holds an MBA in Finance from Michigan State University.

Brett E. Hoover, age 52

Senior Vice President and Human Resource Director of Mercantile and of the Bank

Mr. Hoover was appointed as Senior Vice President, Human Resource Director of the Bank on March 4, 2022 and was most recently appointed as Senior Vice President, Human Resource Director of Mercantile on January 1, 2023. Previously, Mr. Hoover was promoted to Human Resource Associate Director in January of 2020. Mr. Hoover joined the Bank in 2006 as a Vice President, Human Resource Administrator and is a Society for Human Resource Management - Senior Certified Professional.  In addition, he has the Group Benefit Associate (GBA) certification. Mr. Hoover serves the local community as the President of the Board of IKUS Life Enrichment Services. He also serves as a Director for the Michigan Bankers Workers Compensation Fund.  Mr. Hoover has previously served on the Board of Grand Rapids Opportunities for Women (GROW).  He holds a Master's Degree in Management from Aquinas College.

Lonna L. Wiersma, age 63

Senior Vice President and Human Resource Director of Mercantile and of the Bank*

Ms. Wiersma joined the Bank in 1999 and has approximately 38 years of banking experience primarily in the human resource function. Ms. Wiersma joined the Bank as Vice President, Human Resource Manager and held the position of Senior Vice President, Human Resource Director. Ms. Wiersma is past President and current board member of the YWCA and is also a member of the Executive and Human Resource Committees. She is also a board member of the Children’s Advocacy Center and a member of the Human Resource Committee. She previously served as board member and secretary of Health Intervention Services (Exhalta). Ms. Wiersma holds a B.A. in Business Administration with an emphasis in Human Resource Management from Grand Valley State University.

*Ms. Wiersma retired from Mercantile and the Bank on March 4, 2022.

Robert T. Worthington, age 47

Senior Vice President, Chief Risk Officer, Secretary, and General Counsel of Mercantile and of the Bank

Mr. Worthington was appointed as Chief Risk Officer on January 1, 2022. Previously, he served as Chief Operating Officer of the Bank and Senior Vice President, Secretary, and General Counsel of Mercantile beginning on January 1, 2017, and now serves as Chief Risk Officer, Senior Vice President, General Counsel and Secretary of Mercantile and the Bank. Mr. Worthington joined the Bank in 2009 as Senior Vice President and Risk Management Director and was appointed General Counsel of the Bank in 2011. Prior to joining the Bank, he was a corporate attorney, internal auditor, certified public accountant, and bank teller. Mr. Worthington serves as a director on the boards of Junior Achievement of the Michigan Great Lakes, Greenville Tool & Die Company, and Mel Trotter Ministries. His prior civic experience includes serving as Trustee of Grand Haven Charter Township, Treasurer of Mediation Services of Ottawa and Allegan Counties, Director of the Michigan Bankers Association, Chairman of the Michigan Bankers Workers Compensation Fund, and Trustee of Michigan State University College of Law.

18	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Director Independence

Applicable NASDAQ rules require that a majority of our Board of Directors be independent. In March of 2023, our Board of Directors reviewed the independence of our directors and determined that each of the directors, including those nominated for election at the annual meeting, are independent as defined by applicable NASDAQ rules, with the exception of Mr. Kaminski, who currently serves as President and Chief Executive Officer. Further, in making independence determinations, our Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. While the Board has determined that Mr. Price is independent under applicable NASDAQ and SEC rules, the Board has elected not to place Mr. Price on any of our committees due to the policies of certain of our institutional shareholders against a former company CEO occupying such a position.

Board Meetings

During 2022, our Board of Directors held a total of nine meetings. During 2022, each director attended at least 96% of the meetings of our Board and its committees on which he or she then served.

Our Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the shareholders. All of our directors then serving on our Board attended last year’s annual meeting.

Board Committees

Our Board of Directors has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of these committees, as of March 31, 2023, was as follows:

Director Name	Audit Committee	Compensation Committee	Governance & Nominating Committee
David M. Cassard	C	M	M
Michael S. Davenport*	M	M	M
Michelle L. Eldridge	M	C	M
David B. Ramaker	M	M	C
TOTAL MEETINGS IN 2022	4	6	3

* Executive Session Facilitator

C = CHAIR

M = MEMBER

Each of the members of these committees is an independent director as defined by applicable NASDAQ and the SEC rules. Each of these committees has a Charter that has been approved by our Board of Directors and is available on our website, www.mercbank.com.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	19

AUDIT COMMITTEE

Committee Members:	Primary Responsibilities:

David M. Cassard (Chair)

Michael S. Davenport

Michelle L. Eldridge

Jeff A. Gardner*

David B. Ramaker

Meetings Held in 2022: 4

* Mr. Gardner retired from our Board of Directors effective March 23, 2023.

	■	The Audit Committee had five members and met four times in 2022.
■

The Audit Committee assists our Board of Directors in overseeing our financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of our independent registered public accounting firm.

■

Our Board of Directors has determined that Mr. Cassard, Ms. Eldridge, and Mr. Ramaker, who are members of the Audit Committee, are qualified as audit committee financial experts, as that term is defined in the rules of the SEC.

	■	More information about the Audit Committee is included below under the heading “Audit Committee Report.”

COMPENSATION COMMITTEE

Committee Members:	Primary Responsibilities:

David M. Cassard

Michael S. Davenport

Michelle L. Eldridge (Chair)

Jeff A. Gardner*

David B. Ramaker

Meetings Held in 2022: 6

* Mr. Gardner retired from our Board of Directors effective March 23, 2023.

	■	The Compensation Committee had five members and met six times in 2022.
	■	The Compensation Committee assists our Board of Directors in carrying out its responsibilities relating to compensation and benefits for our directors, officers and employees.
	■	The Compensation Committee reviews and approves the goals and objectives relating to the compensation of our executive officers, and evaluates the performance of the Chief Executive Officer.
■

The Compensation Committee determines or recommends to our Board for determination, all elements of compensation for our executive officers and considers the results of the most recent advisory vote of the shareholders on executive compensation in making compensation determinations and recommendations.

■

The Compensation Committee reviews the Company’s compensation of its Directors, including cash and equity-based compensation and benefits, and recommends or makes changes in compensation for Directors.

	■	The Committee sets guidelines for Directors’ ownership of our stock.
■

The Compensation Committee reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking; administers and makes awards under our stock-based incentive plans for directors, officers and employees, to the extent provided for in the plans; and has sole discretion in retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser (each, a “Compensation Adviser”), and the direct responsibility for the appointment, compensation and oversight of the work of any Compensation Adviser it retains.

	■	The Compensation Committee Charter grants the Compensation Committee the authority, in its discretion, to delegate appropriate matters to subcommittees of the Compensation Committee.
	■	The Compensation Committee may confer with our Chief Executive Officer regarding his compensation, and receives recommendations from him regarding the compensation for our other executive officers.

20	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

GOVERNANCE AND NOMINATING COMMITTEE

Committee Members:	Primary Responsibilities:

David M. Cassard

Michael S. Davenport

Michelle L. Eldridge

Jeff A. Gardner*

David B. Ramaker (Chair)

Meetings Held in 2022: 3

* Mr. Gardner retired from our Board of Directors effective March 23, 2023.

	■	The Governance and Nominating Committee had five members and met three times in 2022.
■

The Governance and Nominating Committee advises our Board of Directors regarding corporate governance principles and practices, and recommends candidates to the Board for election as directors. It also makes recommendations to our Board of Directors regarding the composition, leadership and duties of the Board’s committees.

■

The Governance and Nominating Committee will consider as potential nominees persons recommended by shareholders, provided they comply with the advance notice and other requirements set forth in our articles of incorporation. Recommendations should be submitted to the Governance and Nominating Committee in care of the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

■

The Governance and Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Governance and Nominating Committee and the Board of Directors. Generally, candidates have been members of the communities we serve and who have been known to one or more of our Board members.

■

The Governance and Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Governance and Nominating Committee will consider the factors it believes to be appropriate. These factors would generally include the candidate’s personal and professional integrity, business judgment, diversity, relevant experience and skills, and potential to be an effective director in conjunction with the rest of our Board of Directors in collectively serving the long-term interests of our shareholders.

■

Although the Governance and Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Governance and Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended by a shareholder.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	21

Board Leadership Structure

Our Board is led by Michael H. Price, Chairman of the Board. Mr. Price is an independent director under applicable NASDAQ and SEC standards. The decision as to who should serve as Chairman of the Board, and who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is properly the responsibility of our Board. The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face, and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs. The Board believes that the most effective leadership structure for us at this time is for the roles of Chairman of the Board and Chief Executive Officer to be separated and served by Mr. Price and Mr. Kaminski, respectively. The Board believes that this leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. As the non-executive Chairman, Mr. Price acts as the key liaison with the Chief Executive Officer, sets the agendas for Board meetings, presides over meetings of the Board and the shareholders, communicates the Board of Directors’ feedback to the Chief Executive Officer and communicates on behalf of the Board with various constituencies involved with the Company.

Unlike many companies, our Board of Directors does not have an Executive Committee through which a Chief Executive Officer and Chairman of the Board are able to undertake decisions without the participation of the full Board of Directors. Instead, our Board of Directors accomplishes most of its corporate governance role, including new director and succession planning, through its committees, which are chartered to undertake significant activities and are made up entirely of independent directors.

In addition, our independent directors participate in at least two executive sessions during the year, in which our non-independent director does not participate. Any independent director may request additional executive sessions at any meeting. Our executive sessions are led by our executive session facilitator, who is an independent director recommended by our Governance and Nominating Committee and appointed by our Board. Our executive session facilitator is responsible for setting the agenda for executive sessions and leading them. Our current executive session facilitator is Michael S. Davenport.

Board Role in Risk Oversight

Our Board and Audit Committee oversee our risk management practices. In carrying out these responsibilities, our Board appointed Robert Worthington as our Chief Risk Officer. Our Chief Risk Officer, with supervision from our Board, is responsible for the definition, structure, implementation, and coordination of our risk management plan. Our Chief Risk Officer reports at least quarterly to our Board and Audit Committee.

Our Chief Risk Officer is the Chair of our Enterprise Risk Management Committee. This committee is comprised of senior management and its purpose is to provide high-level attention and coordination to the risk management process and to discuss and address significant risks that we face. The Bank’s compliance management program includes training, monitoring, policies, procedures and routine oversight to mitigate risks. Regulatory implementation processes, new product reviews, change management processes, and a complaint review process contribute to the strength of the Bank’s controls. The Bank monitors its risk factors continuously, formally documenting risk and control assessments on each factor on a quarterly basis, maintaining historical documentation along with an analysis of the projected and desired risk outcomes and any projected risk discrepancy. The Board of Directors reviews and discusses the Enterprise Wide Risk Assessment Report on a quarterly basis with the Chief Risk Officer. The Bank regularly consults with its independent audit firm, legal counsel, independent investment banking firms and regulators to anticipate emerging risks and mitigate future threats. The Disclosure Committee, comprised of senior management, including our internal audit team, meets on a quarterly basis to review controls and procedures. The Disclosure Committee reports to the Audit Committee on a quarterly basis.

Our Chief Risk Officer meets at least every six months with the Compensation Committee to discuss, evaluate and review our compensation plans. Our Chief Risk Officer, with the Compensation Committee, assesses whether our compensation plans encourage taking unnecessary and excessive risks that threaten our value, or encourage the manipulation of reported earnings to enhance the compensation of any employee.

22	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Board Diversity

Mercantile is committed to fostering, cultivating and preserving a culture of diversity, equity and inclusion, because we believe that embracing human diversity makes us a better organization. The Governance and Nominating Committee considers gender, racial and ethnic diversity to be an asset when identifying director candidates. Approximately 33% of our Board members possess characteristics of racial and gender diversity, our Compensation Committee is chaired by a female director and our Executive Session Facilitator identifies as a diverse director. This diversity is further enriched at the Bank Board where three Board Members are female and four are racially or ethnically diverse. The Governance and Nominating Committee considers diversity as one of many important aspects as we contemplate director candidates for our Board. We also believe that the composition of our Board has consistently demonstrated diversity as defined by viewpoint, background, geographic representation and professional experience.

Pursuant to NASDAQ’s rules pertaining to disclosure of Board-level diversity, the following table presents a diversity matrix with respect to our 2023 director nominees. As of March 30, 2022, the information disclosed in the matrix below remained identical except that the Company’s then Board consisted of one additional director, Jeff Gardner. Mr. Gardner identified himself as a white male. Mr. Gardner retired from the Board effective March 23, 2023.

BOARD DIVERSITY MATRIX (As of March 29, 2023)
Total Number of Directors: 6
	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
PART I: GENDER IDENTITY
Directors	1	5	-	-
PART II: DEMOGRAPHIC BACKGROUND
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Communications with Directors

Shareholders and other persons may send communications to members of our Board of Directors who serve on the Audit Committee by utilizing the webpage on our website, www.mercbank.com, designated for that purpose. Communications received through the webpage are reviewed by a member of our internal audit staff and the Chair of the Audit Committee. Communications that relate to functions of our Board of Directors or its committees, or that either of them believes requires the attention of members of our Board of Directors, are provided to the entire Audit Committee and reported to our Board of Directors by a member of the Audit Committee. Directors may review a log of these communications and request copies of any of the communications.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	23

Code of Ethics and Insider Trading Policy

We have adopted a written Code of Ethics that applies to all our and the Bank’s directors, officers and employees, including our Chief Executive Officer and our Chief Financial Officer. We have posted a copy of the code on our website, www.mercbank.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. Information contained in, or accessible through, our website does not constitute part of this proxy statement.

We have also adopted an Insider Trading Policy that prohibits directors, officers and employees of the Company and Mercantile Bank from purchasing or selling any Company security while in possession of material non-public information about the Company. We have posted a copy of the policy on our website, www.mercbank.com. The policy also prohibits the directors, executive officers, and employees, of the Company and the Bank, including members of the strategic planning team and Asset/Liability Management Committee, and their related persons, from hedging our stock, engaging in short sales or buying or selling put or call options on our stock, or holding our stock in margin accounts. Further, the policy prohibits executive officers and directors of Mercantile and the Bank from pledging our stock as collateral for a lending relationship without first submitting the facts and circumstances of the proposed pledge to an appointed compliance officer and obtaining prior approval of the Governance and Nominating Committee. The policy allows the Governance and Nominating Committee to either reject the proposed pledge, permit the proposed pledge, or place conditions upon the proposed pledge, as it deems prudent to protect the interests of Mercantile and its shareholders.

Diversity, Equity and Inclusion Policy

We have adopted a written Diversity, Equity and Inclusion Policy that applies at the Company and the Bank level. A copy of the Diversity, Equity and Inclusion Policy is posted on our website, www.mercbank.com under Investor Relations/Overview/Governance Documents. Mercantile is committed to fostering, cultivating and preserving a culture of diversity, equity and inclusion. Employees with dissimilar backgrounds, perspectives, opinions and lifestyles help us understand the motivations and desires of our many different customers. Thus, Mercantile strives to maintain a workforce that reflects the diversity of the communities it serves. The collective sum of the individual differences, life experiences, knowledge, inventiveness, innovation, self-expression, unique capabilities and talent that our employees invest in their work represents a significant part of not only the Company’s culture, but also its reputation and achievements as well.

Human Rights Policy

We have adopted a written Human Rights Policy that applies at the Company and the Bank level. A copy of the Human Rights Policy is located on our website, www.mercbank.com, under Investor Relations/Overview/Governance Documents. Mercantile recognizes the important responsibility to respect human rights and is fully committed to bringing products and services to the markets served, respecting human rights and adding value to all the relationships that are built. Consistent with the Diversity, Equity and Inclusion Policy, each member of the team shall be accorded the utmost respect and all will be given equal opportunity and encouragement to achieve their full potential. Mercantile believes in the principles of equality and non-discrimination, is committed to treating all individuals with respect and dignity and works to promote the opportunity for all people throughout the organization to exercise and enjoy their fundamental human rights. This is done in accordance with Mercantile’s endorsement of the United Nations Guiding Principles on Business and Human Rights and the United Nations Sustainable Development Goals.

Environmental Policy

We have adopted a written Environmental Policy that applies at the Company and the Bank level. We have posted a copy of the Environmental Policy on our website, www.mercbank.com under Investor Relations/Overview/Governance Documents. The primary goal of Mercantile’s environmental posture is to minimize, to the extent possible, our adverse impacts to the natural world as we carry out our mission to our stakeholders. We recognize that everyone depends on the health of the planet in order to thrive.

24	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Supplier Diversity Program Policy and Supplier and Vendor Code of Conduct

We have adopted a written Supplier Diversity Program Policy that applies at the Company and the Bank level and a Supplier and Vendor Code of Conduct that applies to all our suppliers and vendors. We have posted a copy of the Supplier Diversity Program Policy on our website, www.mercbank.com under Investor Relations/Overview/Governance Documents. The purpose of Mercantile’s Supplier Diversity Program is to identify the best suppliers, support our competitive pledge of excellence, ensure customer satisfaction, increase sustainability and promote diversity, innovation and social responsibility while reflecting, supporting and creating a positive economic impact in the communities that Mercantile serves.

Compensation Committee Interlocks and Insider Participation

None of Mercantile’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of Mercantile or member of the Compensation Committee during fiscal year 2022.

No member of the Compensation Committee has any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent, as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC. The Audit Committee’s primary purpose is to assist the Board of Directors in overseeing:

■	the accounting and financial reporting process;
■	audits of financial statements and internal control over financial reporting;
■	internal accounting and disclosure controls; and
■	the internal audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between Mercantile and its independent registered public accounting firm, and carries direct responsibility for the independent registered public accounting firm’s appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

Management is responsible for the preparation, presentation and integrity of Mercantile’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reporting to the Audit Committee on any significant deficiencies or material weaknesses that are found. Our independent registered public accounting firm for 2022, BDO USA, LLP (“BDO”), was responsible for auditing Mercantile’s financial statements and internal control over financial reporting and for reviewing its unaudited quarterly financial statements.

The Audit Committee reviewed with BDO the overall scope and plan of the audit. In addition, the Audit Committee met with BDO, with and without management present, to discuss the results of BDO’s audit, its evaluation of Mercantile’s internal control over financial reporting, the overall quality of Mercantile’s financial reporting and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received from, and discussed with, BDO the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees) as amended.

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The Audit Committee has discussed with BDO that firm’s independence from management and Mercantile, and has received from BDO the written disclosures and the letter required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence. The Audit Committee has also considered the compatibility of audit related and tax services with BDO’s independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Additionally, the Audit Committee evaluates the performance of Mercantile’s independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. As a threshold matter, the Committee confirms that the most recent PCAOB inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as Mercantile’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit Committee also considers: (i) the quality, efficiency and cost-effectiveness of the previous services rendered by the current auditors; (ii) the auditor’s technical expertise and knowledge of Mercantile’s operations and industry; and (iii) the effectiveness of the auditor’s audit plan and communication with management.

Upon conducting its annual evaluation, on March 14, 2023, the Audit Committee dismissed BDO as Mercantile’s independent registered public accounting firm effective immediately. The Audit Committee’s dismissal in no way indicated any accounting-related disagreements with or lack of confidence in BDO. On the same day, the Audit Committee appointed Plante & Moran, PLLC as Mercantile’s independent registered public accounting firm for 2023.

Audit Committee David M. Cassard Michael S. Davenport Michelle L. Eldridge David B. Ramaker

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Compensation Committee David M. Cassard Michael S. Davenport Michelle L. Eldridge David B. Ramaker

26	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation that will attract and retain executive talent. Our Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increasing shareholder value over the long term. The design of executive compensation programs affects all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all our employees.

We believe that the compensation of our executive officers should reflect their performance as a management team and as individuals. By setting key operating objectives, such as growth in revenues, growth of operating earnings and earnings per share, and growth or maintenance of market share, we expect to be successful in providing increasing value to our shareholders. We believe that the performance of our executive officers in managing our business, when considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on short-term results, whether favorable or unfavorable, but rather on long-term operating results which truly reflect the ability of our executives to manage our business. Long-term gains in shareholder value will be reflected in executive compensation through our stock-based compensation and other equity incentive programs.

Our policy for allocating between currently paid and long-term compensation is to provide adequate base compensation to attract and retain personnel, while offering incentives to maximize long-term value for our shareholders. We provide cash compensation in the form of a base salary to meet competitive salary norms and reward good performance on an annual basis, and, in years when the Compensation Committee determines it appropriate, in the form of bonus compensation to reward superior performance against short-term goals. We provide stock-based compensation to reward superior performance against specific objectives and long-term strategic goals. Our Compensation Committee granted performance-based restricted stock to our executive officers in 2022, 2021, and 2020.

Our Compensation Committee reviews and takes into consideration elements such as the following in setting compensation policies:

•

peer group comparisons with our financial performance, including net interest margin, efficiency ratio, return on average assets, return on average equity, shareholder returns, stock price, stock price to earnings ratios and stock yield;

•

strategic planning effectiveness and attainment of strategic goals, ability to react to changing markets and conditions, leadership and vision provided to employees and other stakeholders, and succession planning and effectiveness;

•	regulatory requirements and results of audits and examinations;
•	amount of time and effort expended by employees for our communities;
•	rate of employee turnover;
•	content and effectiveness of our employee training;
•	results of any employee surveys;
•	general attitude of employees;
•	ability to retain and attract new employees;
•	any customer complaints that come to our attention;
•	level and commitment of our executive officers to our communities;
•	financial commitment to our communities; and
•	community support in comparison to that of our competitors.

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Our Compensation Committee’s goal is to establish salary compensation for the executive officers based upon our operating performance relative to comparable peer companies over a three-year period. In setting base salaries, consideration is given to salary compensation of executive officers with comparable qualifications, experience and responsibilities at financial institutions within our peer group. Operating performance and salary compensation information is obtained from the annual SNL Executive Compensation Review for Banks and Thrifts. We also utilize industry compensation studies prepared by the Michigan Bankers Association and an independent public accounting firm, but to a lesser degree.

Our Compensation Committee may engage an independent compensation consultant periodically to conduct a competitive analysis of our executive compensation program relative to the market. In 2021, the Compensation Committee engaged Pearl Meyer to provide a market analysis of our executive compensation program, including base salary, target annual incentive, target total cash compensation, long-term incentives and total direct compensation. The Compensation Committee concluded that Pearl Meyer is independent under applicable SEC and NASDAQ rules, based on the Committee’s review of the services provided to the Committee and information provided by Pearl Meyer, and concluded that no conflict of interest existed that would prevent Pearl Meyer from independently advising the Compensation Committee. The Compensation Committee did not retain a compensation consultant in 2022.

The peer group of companies, which was utilized by the Compensation Committee as a reference for 2023 and 2022 compensation decisions, is listed below. The current peer group differs slightly from the peer group used by Pearl Meyer as we have added Byline Bancorp, Inc. as a peer company and removed First Busey Corporation.

2022 AND 2023 PEER GROUP
Byline Bancorp, Inc.	Lakeland Financial Corporation
Community Trust Bancorp, Inc.	Macatawa Bank Corporation
Farmers National Banc Corp.	Midland States Bancorp, Inc.
First Financial Corporation	Nicolet Bancshares, Inc.
First Mid Bancshares, Inc.	Peoples Bancorp, Inc.
German American Bancorp, Inc.	Stock Yards Bancorp, Inc.
Horizon Bancorp, Inc.	1st Source Corporation
Independent Bank Corporation

Consistent with the Compensation Committee’s philosophy and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee will use the peer group median as a reference point when making pay decisions. Although the median is used as a reference point, actual levels of pay depend on a variety of factors such as experience, seniority and individual and Company performance.

Base Salary

In view of our operating performance and financial condition, the increase in the size of the organization, and changes in responsibilities under our management succession plan, our Board of Directors, based on the recommendation of our Compensation Committee, did not increase the 2021 base salaries for each of Mr. Kaminski, Mr. Christmas, Ms. Wiersma and Mr. Worthington, as the Board concluded that their base salaries were at least equal to the median for comparable positions. In 2022, based on the recommendation of our Compensation Committee, our Board approved an 8.6% merit-based increase in Mr. Reitsma's 2022 base salary and a 22.1% increase in Mr. Kaminski's base salary for 2022, as the Pearl Meyer market analysis indicated that his base salary was below the median for a chief executive officer. The 2022 base salaries for each of Mr. Christmas, Ms. Wiersma and Mr. Worthington were not increased, as the Board concluded their base salaries were at least equal to the median for comparable positions. Based on the recommendation of our Compensation Committee, the Board increased the 2023 base salary for Mr. Kaminski by approximately 5.00%, Mr. Reitsma by approximately 10.00%, and Mr. Christmas by approximately 6.00%. These increases were merit-based. The 2023 salary for Mr. Worthington was not increased, as the Board concluded that his base salary was at least equal to the median of comparable positions.

Executive Officer Bonus Compensation

For most years, it has been our policy to provide cash bonus awards for eligible executive officers and employees based on predetermined performance goals. We believe that paying such cash awards:

•	promotes the growth, profitability and expense control necessary to accomplish corporate strategic long-term plans;

28	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

•	encourages superior results by providing a meaningful incentive; and

•	supports teamwork among employees.

We adopted bonus plans for our executive officers in each of 2022, 2021, and 2020 as described below.

Bonus Plan for 2022

On July 14, 2022, we adopted an Executive Officer Bonus Plan for 2022 (the “2022 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

The maximum amount that could be allocated to the bonus pool was $729,950 under the 2022 Executive Officer Bonus Plan provided, however, that the maximum amount would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2022.

Payment from the bonus pool under the 2022 Executive Officer Bonus Plan, if any, was based on the achievement of targets under the following metrics for 2022, which were established by our Compensation Committee:

METRICS FOR THE 2022 EXECUTIVE OFFICER BONUS PLAN

PERCENTAGE OF TOTAL	METRIC	TARGET	RESULTS	MET?
25.0%	Earnings per share	$3.86 for 2022	$4.20	Yes
12.5%	Level of non-performing assets	Average of not more than 0.50% as a percent of total assets measured quarterly during 2022	0.16%	Yes
12.5%	Net interest margin*	3.05% for 2022	3.33%	Yes
12.5%	Net revenue*	$180.7 million for 2022	$189.8 million	Yes
12.5%	Efficiency ratio*	56.30% for 2022	52.95%	Yes
12.5%	Return on assets*	1.21% for 2022	1.32%	Yes
12.5%	Return on equity*	13.65% for 2022	15.35%	Yes

(*)	Measured pre-bonus-accrual and excluding unbudgeted one-time/non-core income and expenses

The target levels are based on GAAP financial measures.

The Award Amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2022 salary, not to exceed 55% of the 2022 salary of the Chief Executive Officer; 45% of the 2022 salary of the President of the Bank; 35% of the 2022 salary of the Chief Financial Officer; and 20% of the 2022 salary of the Chief Risk Officer. Any bonus awards that were earned under the 2022 Executive Officer Bonus Plan were paid to the executive officers on or before March 15, 2023.

Payments under the 2022 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

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We attained 100% of the targets established in the 2022 Executive Officer Bonus Plan. The bonus pool of $730,315 under the 2022 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2022 SALARY
Robert B. Kaminski, Jr.	$348,700	55%
Raymond E. Reitsma	$198,393	45%
Charles E. Christmas	$131,222	35%
Robert T. Worthington	$52,000	20%

Payments under the 2022 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Due to the outstanding financial performance of the Company, the Compensation Committee decided to award an additional discretionary bonus of $20,000 to Mr. Christmas (for a total bonus of $151,222 or approximately 40% of his 2022 base salary).

Ms. Wiersma was not a participant in the 2022 Executive Officer Bonus Plan because of her retirement on March 4, 2022, but received a discretionary bonus of $40,000 upon her retirement in recognition of her many years of service to Mercantile and the Bank.

Bonus Plan for 2021

On July 15, 2021, we adopted an executive officer bonus plan for 2021 (the “2021 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

The maximum amount that could be allocated to the bonus pool was $706,040 under the 2021 Executive Officer Bonus Plan provided, however, that the maximum amount would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2021.

Payment from the bonus pool under the 2021 Executive Officer Bonus Plan, if any, was based on the achievement of targets under the following metrics for 2021, which were established by our Compensation Committee:

METRICS FOR THE 2021 EXECUTIVE OFFICER BONUS PLAN

PERCENTAGE OF TOTAL	METRIC	TARGET	RESULTS	MET?
16.7%	Level of non-performing assets	Not to exceed 0.50% of total assets on December 31, 2021	0.05%	Yes
16.7%	Net interest margin*	2.94% for 2021	2.76%	No
16.7%	Noninterest income*	$31.9 million for 2021	$54.7 million	Yes
16.7%	Efficiency ratio*	64.1% for 2021	56.9%	Yes
16.7%	Return on assets*	0.96% for 2021	1.35%	Yes
16.7%	Return on equity*	9.10% for 2021	14.45%	Yes

(*)	Measured pre-bonus-accrual and excluding unbudgeted one-time/non-core income and expenses

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The target levels are based on GAAP financial measures.

The Award Amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2021 salary, not to exceed 50% of the 2021 salary of the Chief Executive Officer; 40% of the 2021 salary of the President of the Bank; 35% of the 2021 salary of the Chief Financial Officer; 32.5% of the 2021 salary of the Human Resources Director; and 25% of the 2021 salary of the Chief Operating Officer. Any bonus awards that were earned under the 2021 Executive Officer Bonus Plan were paid to the executive officers on or before March 15, 2022.

Payments under the 2021 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 83.5% of the targets established in the 2021 Executive Officer Bonus Plan. The bonus pool of $588,130 under the 2021 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2021 SALARY
Robert B. Kaminski, Jr.	$216,163	41.7%
Raymond E. Reitsma	$135,207	33.3%
Charles E. Christmas	$109,308	29.2%
Lonna L. Wiersma	$73,307	27.1%
Robert T. Worthington	$54,145	20.8%

Payments under the 2021 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Management decided to pay all employees other than the executive officers the maximum bonus under the non-executive officer bonus plans, even though one of the financial metrics was not met, due to the outstanding financial performance of the Company and the other metrics. Based on the same criteria, the Compensation Committee decided to award the executive officers an additional discretionary bonus in the following amounts – Mr. Kaminski, $70,000 (for a total bonus of $286,163 or 55% of his 2021 base salary); Mr. Reitsma, $50,000 (for a total bonus of $185,207, or 46% of his 2021 base salary); Mr. Christmas, $40,000 (for a total bonus of $149,308 or 40% of his 2021 base salary); Ms. Wiersma, $30,000 (for a total bonus of $103,307 or 38% of her 2021 base salary); and Mr. Worthington, $20,000 (for a total bonus of $74,145 or 29% of his 2021 base salary).

Bonus Plan for 2020

On November 19, 2020, we adopted an executive officer bonus plan for 2020 (the “2020 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

We typically adopt bonus plans in the spring of each year. In early to mid-2020, there was significant uncertainty as to whether COVID-19 would have a material adverse impact on the Company, the Bank and its customers. For this reason, our Compensation Committee delayed the adoption of bonus plans for employees, including our executive officers, until those impacts were better understood. By the fourth quarter, the Compensation Committee determined that the financial performance of the Company and the Bank would not be materially affected by the pandemic, and adopted bonus plans for all employees including our executive officers. As in prior years, the financial metrics for the 2020 Executive Officer Bonus Plan, described below, were based on the budgeted targets for 2020, which were not adjusted during the year.

The maximum amount that could be allocated to the bonus pool was $645,765 under the 2020 Executive Officer Bonus Plan provided, however, that the maximum amount would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2020.

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Payment from the bonus pool under the 2020 Executive Officer Bonus Plan, if any, was based on the achievement of targets under the following metrics for 2020, which were established by our Compensation Committee:

METRICS FOR THE 2020 EXECUTIVE OFFICER BONUS PLAN

PERCENTAGE OF TOTAL	METRIC	TARGET	RESULTS	MET?
12.5%	Level of non- performing assets	Not to exceed 0.50% of total assets on December 31, 2020	0.09%	Yes
12.5%	Commercial loan portfolio composition	Commercial and industrial loans plus owner-occupied commercial real estate loans not less than 55% of total commercial loans at December 31, 2020	60.0%	Yes
12.5%	Net interest margin*	3.55% for 2020	3.15%	No
12.5%	Noninterest income*	$22.5 million for 2020	$45.2 million	Yes
12.5%	Efficiency ratio*	63.7% for 2020	56.1%	Yes
12.5%	Return on assets*	1.10% for 2020	1.15%	Yes
12.5%	Return on equity*	9.40% for 2020	11.2%	Yes
12.5%	Wholesale funds	Average not to exceed 20.0% of total funds during 2020	13.1%	Yes

(*)	Measured pre-bonus-accrual and excluding unbudgeted one-time/non-core income and expenses

The target levels are based on GAAP financial measures, other than the wholesale funds target, which is calculated as brokered deposits plus Federal Home Loan Bank (“FHLB”) advances, divided by total deposits plus repurchase agreements plus FHLB advances.

The Award Amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2020 salary, not to exceed 45% of the 2020 salary of the Chief Executive Officer; 35% of the 2020 salary of each of the President of the Bank and the Chief Financial Officer; and 27.5% of the 2020 salary of each of the Chief Operating Officer and the Human Resources Director. Any bonus awards that were earned under the 2020 Executive Officer Bonus Plan were paid to the executive officers on or before March 15, 2021.

Payments under the 2020 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

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We attained 87.5% of the targets established in the 2020 Executive Officer Bonus Plan. The bonus pool of $565,011 under the 2020 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2020 SALARY
Robert B. Kaminski, Jr.	$204,356	37.9%
Raymond E. Reitsma	$118,146	29.5%
Charles E. Christmas	$114,819	29.5%
Lonna L. Wiersma	$65,127	23.2%
Robert T. Worthington	$62,563	23.2%

Payments under the 2020 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Stock Incentive Plan

The overall objective for our stock-based compensation is to provide an equitable and competitive means to reward our executive and other officers for their contributions to our long-range success. Our goal is to meet the following objectives:

•	link each participant’s remuneration to our long-term success through the appreciation of stock price;

•	align the interests of our officers with the interests of our shareholders by linking the long-term value of the compensation to shareholder returns;

•	provide annual long-term incentive awards that are market competitive; and

•	improve our ability to attract and retain officers.

In recent years, we have utilized restricted stock as our primary long-term incentive tool to retain and motivate our key employees. Prior to 2018, we granted restricted stock subject to time-based vesting to our executive officers and other key employees. We believe this is an excellent way to reward them for, and to motivate them toward, superior performance. Restricted stock is an important retention instrument in that it has immediate value to the recipient. Unlike stock option grants that create economic value only if the stock price appreciates above the price at the date of grant, restricted stock provides value and motivation to the recipient even if the stock price declines.

The restricted stock granted in 2020, 2021 and 2022 to key employees other than our executive officers is subject to a three-year vesting period to encourage retention as well as provide value to our key employees.

For 2018, 2019, 2020, 2021, and 2022 our Compensation Committee determined that grants of performance-based restricted stock would be made to our executive officers, and restricted stock subject to time-based vesting would be made to other key employees. In order to become vested in their restricted stock, our executive officers would need to be employed throughout the three-year performance period, which satisfies a retention goal, and Mercantile must meet certain pre-determined financial performance goals. The Compensation Committee believes it is important for the restricted stock, which is intended to be a long-term incentive, to focus our executive officers on, and reward them for, the achievement of multi-year performance objectives. The performance goals were set at a target performance level. If Mercantile meets the target performance level, the executive officers would be vested in the number of shares designated as the “target award.” Performance levels would also be set at a maximum level to provide an incentive for superior performance, and at a threshold level, below which no shares would be earned. Depending on Mercantile’s performance relative to the performance goals, the executive officers could earn between 0% and 150% of the target award.

In 2020, the Compensation Committee considered whether to adjust the performance metrics under the 2018 and 2019 grants of performance-based restricted stock due to potential adverse impacts of the COVID-19 pandemic, and decided that any such adjustments would be premature. The Compensation Committee also considered granting other forms of equity compensation for our executive officers, but ultimately determined that the reasons for using performance-based restricted stock were critical in aligning their interests with our shareholders, and decided not to change its approach.

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Beginning in December 2020, the Company evaluated our progress toward achieving the performance goals set for the outstanding performance-based grants. Based on our actual and projected financial performance as of late December of each year, the Company will annually adjust the number of shares that are anticipated to be earned at the end of the three-year performance period. This process is intended to align the number of shares used for financial reporting purposes as well as more accurately project the amount of compensation that will be earned by our officers in the form of performance-based restricted stock.

Grant of Performance-Based Restricted Stock for the 2023-2025 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2023-2025 performance period in December 2022. For the performance period of 2023-2025, our Compensation Committee set the target number of shares by reference to the 2023 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 50%; Mr. Christmas, 45%; and Mr. Worthington, 20%. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2023, 2024 and 2025 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Growth (“Diluted EPS Growth”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee will take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Growth and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2025 if it has not reported its year-end financial results by January 31, 2026. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2026.

Grant of Performance-Based Restricted Stock for the 2022-2024 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2022-2024 performance period in December 2021. For the performance period of 2022-2024, our Compensation Committee set the target number of shares by reference to the 2022 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 50%; Mr. Christmas, 45%; and Mr. Worthington, 20%. Ms. Wiersma did not receive a grant due to her pending retirement of March 4, 2022. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2022, 2023 and 2024 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Growth (“Diluted EPS Growth”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee will take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Growth and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2024 if it has not reported its year-end financial results by January 31, 2025. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2025.

34	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

On December 31, 2022, we increased the number of shares that are expected to be earned by our officers based on our actual and expected performance for the 2022-2024 performance period as follows: Mr. Kaminski, shares increased from 10,023 to 15,035; Mr. Reitsma, shares increased from 6,335 to 9,503; Mr. Christmas, shares increased from 4,850 to 7,275; and Mr. Worthington, shares increased from 1,495 to 2,243.

Grant of Performance-Based Restricted Stock for the 2021-2023 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2021-2023 performance period in December 2020. For the performance period of 2021-2023, our Compensation Committee set the target number of shares by reference to the 2021 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 50%; Mr. Christmas, 45%; and Ms. Wiersma and Mr. Worthington, 35%. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2021, 2022 and 2023 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Growth (“Diluted EPS Growth”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee will take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Growth and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2023 if it has not reported its year-end financial results by January 31, 2024. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2024.

On December 16, 2021, we increased the number of shares that are expected to be earned by our officers based on our actual and expected performance for the 2021-2023 performance period as follows: Mr. Kaminski, shares increased from 10,599 to 14,478; Mr. Reitsma, shares increased from 7,534 to 10,291; Mr. Christmas, shares increased from 6,264 to 8,557; Ms. Wiersma, shares increased from 3,519 to 4,807; and Mr. Worthington, shares increased from 3,379 to 4,616.

On December 31, 2022, we increased the number of shares that are expected to be earned by our officers based on our actual and expected performance for the 2021-2023 performance period as follows: Mr. Kaminski, shares increased from 14,478 to 15,538; Mr. Reitsma, shares increased from 10,291 to 11,045; Mr. Christmas, shares increased from 8,557 to 9,183; and Mr. Worthington, shares increased from 4,616 to 4,954.

Grant of Performance-Based Restricted Stock for the 2020-2022 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2020-2022 performance period in the Fall of 2019. For the performance period of 2020-2022, our Compensation Committee set the target number of shares by reference to the 2020 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 50%; Mr. Christmas, 45%; and Ms. Wiersma and Mr. Worthington, 35%. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2020, 2021 and 2022 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Growth (“Diluted EPS Growth”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	35

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee will take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Growth and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2022 if it has not reported its year-end financial results by January 31, 2023. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2023.

On December 17, 2020, we reduced the number of shares that were expected to be earned by our officers based on our actual and expected performance for the 2020-2022 performance period as follows: Mr. Kaminski, shares reduced from 8,088 to 3,389; Mr. Reitsma, shares reduced from 5,465 to 2,290; Mr. Christmas, shares reduced from 4,780 to 2,003; Ms. Wiersma, shares reduced from 2,685 to 1,125; and Mr. Worthington, shares reduced from 2,578 to 1,080.

On December 16, 2021, we increased the number of shares that are expected to be earned by our officers based on our actual and expected performance for the 2020-2022 performance period as follows: Mr. Kaminski, shares increased from 3,389 to 11,291; Mr. Reitsma, shares increased from 2,290 to 7,629; Mr. Christmas, shares increased from 2,003 to 6,673; Ms. Wiersma, shares increased from 1,125 to 3,748; and Mr. Worthington, shares increased from 1,080 to 3,599.

On December 31, 2022, we increased the number of shares that are expected to be earned by our officers based on our actual and expected performance for the 2020-2022 performance period as follows: Mr. Kaminski, shares increased from 11,291 to 11,558; Mr. Reitsma, shares increased from 7,629 to 7,809; Mr. Christmas, shares increased from 6,673 to 6,831; and Mr. Worthington, shares increased from 3,599 to 3,684.

Shares Earned under the Performance-Based Restricted Stock for the 2020-2022 Performance Period

For the three-year performance period ended December 31, 2022, our Compensation Committee determined that the performance goals were achieved at the following levels:

PERFORMANCE METRIC	2020-2022 TARGET PERFORMANCE	2020-2022 ACTUAL PERFORMANCE	WEIGHTED PAYOUT PERCENTAGE
3 Year Return on Average Assets	1.15%	1.27%	30.0%
3 Year Diluted Earnings Per Share Growth	5.00%	13.50%	75.0%
3 Year Return on Average Equity	9.85%	13.65%	37.5%
Payout Percentage			142.5%

The vested percentage based on actual financial performance is 0.7% lower than the percentage used by the Company to make the share adjustments in December 2022, as described above. Due to the Company's superior performance on the Diluted EPS Growth goal and the fact that the differences in the shares to be earned are nominal when comparing projected to actual financial results, the Compensation Committee decided, in its discretion, that the officers would earn the number of shares as calculated in December 2022, which became vested on February 15, 2023:

EXECUTIVE OFFICER	SHARES EARNED FOR THE 2020-2022 PERFORMANCE PERIOD
Robert B. Kaminski, Jr.	11,558
Raymond E. Reitsma	7,809
Charles E. Christmas	6,831
Robert T. Worthington	3,684

36	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Historically, we have made stock-based awards annually in late Fall in conjunction with the performance review of our executive and other officers. It has generally been our practice, when stock-based compensation awards are made, to make them to all recipients on the same date. In December 2022, we awarded shares of time-based restricted stock to 105 employees and shares of performance-based restricted stock to our executive officers.

Stock Ownership Guidelines

Our Board, on the recommendation of our Compensation Committee, adopted stock ownership guidelines for our executive officers that became effective on January 1, 2018. The stock ownership guidelines require each named executive officer to own our stock at the following levels:

POSITION	NUMBER OF SHARES
Chief Executive Officer	Value equivalent to 3 times base salary
Each other Named Executive Officer	Value equivalent to 2 times base salary

The time period for attainment of the stock ownership levels set forth above is five years from the later of January 1, 2018 or the date on which a named executive officer becomes subject to the guidelines.

All shares beneficially owned by each named executive officer will be credited toward the target level under the guidelines, including:

●	Shares owned outright or with an immediate family member;

●	Shares beneficially owned through a trust or other estate planning vehicle;

●	Shares held in benefit plans (e.g., 401(k), stock purchase plan, etc.); and

●	Unvested restricted shares.

Perquisites

We limit the perquisites that we make available to our executive officers. We believe that providing excessive perquisites to executive officers sends mixed messages to the rest of our employees and can destroy the “team” effort. Our executive officers are entitled to a few benefits that are not generally available to all of our employees. We do not provide a defined benefit pension plan, post-retirement health coverage (other than certain COBRA benefits as discussed below), or similar benefits for our executive officers or other employees.

During 2022, we provided the following perquisites for our executive officers:

●

in addition to the general health and insurance plan that we maintain for all of our employees, we provided our executive officers with additional life insurance, and we provided Mr. Kaminski, Mr. Christmas and Ms. Wiersma (through her retirement) with additional disability insurance and long-term care insurance; and

●	a local country club membership was provided for Mr. Reitsma. Mr. Reitsma made significant use of the membership in connection with our business.

IRC Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to their chief executive officer or certain other highly compensated officers. For taxable years before 2018, qualifying performance-based compensation was not subject to the deduction limitation if certain requirements are met. We periodically reviewed the potential consequences of Section 162(m) and considered whether to structure some or all of the performance-based portion of our executive compensation so that it was not subject to the deduction limitations of Section 162(m).

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	37

The performance-based compensation exception was eliminated for compensation paid in taxable years after December 31, 2017 and the limit on deductibility was expanded to include all named executive officers. As a result, Section 162(m) no longer permits a public company to take a deduction for any compensation paid to its named executive officers in excess of $1 million, unless the compensation is provided under a written binding contract in effect on November 2, 2017 that was not materially modified on or after that date.

Post-Employment Compensation

We do not provide a defined benefit pension plan or post-retirement health insurance coverage for our executive officers or other employees. Our executive officers and most of our other employees are eligible to participate in our 401(k) plan. We provide for each eligible participant a matching contribution to the 401(k) plan. On and after April 1, 2018, our matching contribution is "dollar for dollar" on the first 5.00% of each participant's contribution to the 401(k) plan. All of our executive officers participated in our 401(k) plan during 2022.

All employees, except our executive officers and certain key employees, are employees-at-will and do not have an employment agreement. The employment agreements that we have with our executive officers are described below under the heading “Employment Agreements.” We do not provide post-employment health insurance coverage or other benefits to any employee, except those provided for executive officers and key employees in their employment agreements.

Change in Control Agreements

On November 29, 2018, we entered into an amended change in control agreement with each of our executive officers. The change in control agreements for the executive officers provide for a lump sum payment if the executive officer is terminated without “Cause” or terminates employment for “Good Reason” (as those terms are defined under the employment agreements) within 24 months after a change in control of Mercantile or the Bank. The lump sum payment would be in addition to severance payments under each officer's respective employment agreement.

In entering into the change in control agreements, we took into account that, prior to 2015, the employment agreements with our executive officers did not provide any benefits if the officer were to be terminated in connection with a change in control. We believe that a pending or threatened change in control would provide significant distraction for our executive officers. We believe that providing an additional payment to each executive officer in the event that he or she is involuntarily terminated within 24 months after a change in control will provide the officer with financial protection and is an incentive to maintain a high level of dedication to Mercantile and the Bank in the event of a pending or threatened change in control.

Additional information regarding the change in control agreements is included below under the heading "Potential Payments Upon Termination or Change in Control."

Overview of the Compensation Process

The composition of compensation for our executive officers can include: salary, cash bonus, stock-based awards, health, disability and life insurance and perquisites. The elements of executive compensation are discussed at the meetings of our Compensation Committee. During the Fall of each year, the Compensation Committee discusses the base salaries and cash bonus plan, if any, for the next year for our executive officers, and makes recommendations to the Board of Directors for its approval. The Board of Directors usually approves the Compensation Committee’s recommendations; though if it does not, it could ask the Compensation Committee to prepare revised recommendations. At or about the same time, in years when stock-based awards are to be made, the Compensation Committee grants stock-based awards to our executive and other officers.

As part of the Compensation Committee’s process, it meets with our Human Resource Director and reviews the elements of each executive officer’s compensation during the preceding three years. Typically, the Human Resource Director makes compensation recommendations to the Compensation Committee for each of our executive officers (other than with respect to their own compensation). The Compensation Committee may accept or reject all or any part of such recommendations. As part of our Human Resource Director’s process of formulating the recommendations, the Human Resources Director may confer with our President and Chief Executive Officer. Our executive officers are not present when our Human Resource Director makes the recommendations, or during the Compensation Committee’s deliberations on the compensation of our executive officers. Our Human Resources Director is not present during the Compensation Committee’s deliberations on their compensation.

38	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Compensation Risk Assessment

The Compensation Committee reviews our compensation policies and practices with our Chief Risk Officer every six months, and does not believe that they are reasonably likely to have a material adverse effect on us by encouraging our executive officers to take unnecessary or excessive risks that threaten our value. The Compensation Committee does not believe that the features of our compensation plans make it likely that taking unnecessary or excessive risks that threaten our value will provide greater compensation than actions that involve a prudent level of risk.

●	The equity-based plans encourage our executive officers and other employees to focus on increasing shareholder value over a period of years.

●	The deferred compensation and 401(k) plans provide helpful ways for our employees to save for retirement.

●

The bonus plans are typically based on a variety of metrics tied to improving our performance, and contain "clawback" provisions if the executive officer or employee engages in certain activities or a payout is based on materially inaccurate financial statements or other materially inaccurate performance metric criteria.

Based on its review, the Compensation Committee believes that our compensation policies and procedures do not pose any unnecessary risks, and do not encourage employees to manipulate reported earnings to enhance the compensation of any employee.

Shareholder Advisory Vote on Executive Compensation

At our 2022 annual meeting, our shareholders voted on an advisory proposal to approve the compensation of our executive officers as disclosed in our proxy statement for that annual meeting. Approximately 97.1% of the 9,228,188 votes cast on the proposal voted in favor of the proposal. Our Compensation Committee considered the result of this vote, viewed the result as favorable, and sought to maintain consistent compensation policies and procedures.

Summary Compensation Table

The following table provides information regarding the compensation earned by the named executive officers for the three years ended December 31, 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Robert B. Kaminski, Jr.	2022	634,000	—	366,133	—	348,700	78	81,115	1,430,026
President and Chief Executive	2021	519,000	—	348,700	—	286,163	67	54,989	1,208,919
Officer of Mercantile, and Chief Executive Officer of the Bank	2020	538,962	—	285,431	—	204,356	37	58,581	1,087,367

Raymond E. Reitsma	2022	440,874	—	242,387	—	198,393	—	80,629	962,283
Executive Vice President, and	2021	405,784	—	220,395	—	185,207	—	59,274	870,660
Chief Operating Officer of Mercantile, and President of the Bank	2020	400,621	—	202,891	—	118,146	—	60,498	782,156

Charles E. Christmas	2022	374,921	—	177,706	—	151,222	—	63,317	767,166
Executive Vice President, Chief	2021	374,921	—	168,732	—	149,308	—	47,452	740,413
Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank	2020	389,341	—	168,690	—	114,819	—	49,875	722,725

Lonna L. Wiersma	2022	54,417	40,000	—	—	—	—	17,020	111,437
Senior Vice President and Human	2021	270,783	—	—	—	103,307	—	39,023	413,113
Resources Director of Mercantile and the Bank	2020	281,197	—	94,767	—	65,127	—	40,727	481,818

Robert T. Worthington	2022	260,000	—	51,970	—	52,000	786	27,637	392,393
Senior Vice President, Chief Risk	2021	260,000	—	52,011	—	74,145	642	22,183	408,981
Officer, Secretary and General Counsel of Mercantile and the Bank	2020	270,000	—	90,998	—	62,563	334	26,972	450,867

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	39

(1)	The salary paid to each executive officer during 2020 is greater than the executive officer’s annualized base salary because there were 27 pay periods during 2020.

(2)	Ms. Wiersma retired on March 4, 2022, and was given a management discretionary bonus.

(3)

Refer to Note 11, "Stock-Based Compensation," in the Notes to our Consolidated Financial Statements included in our Annual Report to the SEC on Form 10-K for the year ended December 31, 2022, for the relevant assumptions used to determine the valuation of the stock awards. In 2022, restricted stock grants were issued to Messrs., Kaminski, Reitsma, Christmas, and Worthington in the amount of 11,406, 7,551, 5,536 and 1,619 respectively.

(4)

Payments were made for 2022, 2021 and 2020 pursuant to the terms of the 2022 Executive Officer Bonus Plan, the 2021 Executive Officer Bonus Plan, and the 2020 Executive Officer Bonus Plan, respectively. The Compensation Committee also awarded an additional discretionary bonus for 2022 for Mr. Christmas of $20,000.

(5)

The amounts shown above are the above-market interest credited to the accounts of the executive officers for the applicable year on compensation they have deferred under our non-qualified deferred compensation plan. Interest is considered to be above-market interest to the extent that it exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate under the plan at the beginning of each quarter.

(6)

Includes for 2022 (a) matching contributions to the 401(k) plan accounts of Messrs. Kaminski, Reitsma, Christmas, Worthington and Ms. Wiersma in the amounts of $15,250, $15,250, $15,250, $13,759 and $6,207, respectively; (b) medical, life, disability, and long-term care insurance premiums paid on policies insuring them; (c) a country club membership for Mr. Reitsma; and (d) cash dividends paid on restricted stock.

Employment Agreements

The Bank and Mercantile have entered into employment agreements with our executive officers, Mr. Kaminski, Mr. Reitsma, Mr. Christmas, Ms. Wiersma, and Mr. Worthington, which provide for their employment, annual base compensation, and severance, as well as confidentiality and non-compete arrangements. The employment agreements for each executive officer were amended and restated effective as of December 31, 2018 so that the terms would be uniform. Each agreement establishes an employment period that extends an additional year, each December 31, so that as of each December 31, there are three years remaining in the employment period. The annual extension of the employment period can be avoided by the Bank, Mercantile, or the officer giving notice to the others that the employment period is not to be extended. Our Board determined not to extend Mr. Worthington’s contract for an additional year effective December 31, 2022. Therefore, his employment agreement will expire on December 31, 2024.

The employment agreements provide the officers with annual base salaries for each year in the amounts established from year to year by the Board of Directors of the Bank. The annual base salary for each year for each officer may not be less than the amount established for the immediately preceding year. The Board of Directors established the annual base salaries of each executive officer as follows:

	2023	2022
Mr. Kaminski	$665,700	$634,000
Mr. Reitsma	$484,784	$440,784
Mr. Christmas	$394,921	$374,921
Ms. Wiersma*		$270,783
Mr. Worthington	$260,000	$260,000

*Ms. Wiersma retired on March 4, 2022

In addition to the annual base salary, the employment agreements provide that the officers are entitled to participate in our employee benefit and incentive compensation plans, including health insurance, life and disability insurance, stock option, profit sharing and retirement plans. Under the 2022 Executive Officer Bonus Plan, our officers received the following bonus payments for 2022: Mr. Kaminski, $348,700 (55% of 2022 salary); Mr. Reitsma, $198,393 (45% of 2022 salary); Mr. Christmas, $131,222 (35% of 2022 salary); and Mr. Worthington, $52,000 (20% of 2022 salary). Based on our outstanding financial performance for 2022, the Compensation Committee awarded an additional discretionary bonus to Mr. Christmas in the amount of $20,000 (for a total bonus of $151,222 or approximately 40% of his 2022 base salary). Ms. Wiersma also received a discretionary bonus in the amount of $40,000 upon her retirement.

40	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Additional information regarding the employment agreements, including compensation and benefits payable to the officers on termination of employment and officer confidentiality and non-compete obligations, is included below under the heading “Potential Payments Upon Termination or Change In Control.”

Salary and Bonus Compared to Total Compensation

We have not established a proportion that salary and bonus should be of an executive officer’s total compensation. As indicated in the Summary Compensation Table above, the proportion for 2022 that salary and bonus were of total compensation ranged from approximately 66.43% to 84.73% for our executive officers.

Grants of Plan-Based Awards In 2022

The following table provides information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2022.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Robert B. Kaminski, Jr.	12/15/2022	—	—	—	5,703	11,406	17,109	—	—	—	366,133
Raymond E. Reitsma	12/15/2022	—	—	—	3,776	7,551	11,327	—	—	—	242,387
Charles E. Christmas	12/15/2022	—	—	—	2,768	5,536	8,304	—	—	—	177,706
Robert T. Worthington	12/15/2022	—	—	—	810	1,619	2,429	—	—	—	51,970

(1)

The grant date fair value of the restricted stock awards is based on the number of shares granted times the market value of the shares on the grant date. The target number of shares was used in the fair value calculation. The grant date was December 15, 2022, and the market value per share on that date was $32.10.

Restricted Stock Awards

The stock awards shown in the table above are restricted stock that was awarded to the named executive officers by our Compensation Committee on December 15, 2022, under our Stock Incentive Plan of 2020. The grant of performance-based restricted stock to the executive officers would vest at the end of a 3-year performance period (January 1, 2023-December 31, 2025), depending on whether Mercantile satisfied pre-determined performance goals. The performance goals were set at a target performance level. If Mercantile meets the target performance level, the executive officers would be vested in the number of shares designated as the “target award” shown in the table above. Performance levels were also set at a maximum level to provide an incentive for superior performance, and at a threshold level, below which no shares would be earned. Depending on Mercantile’s performance relative to the performance goals, the executive officers could earn between 0% and 150% of the target award. The restricted stock is forfeited if the executive officer ceases to be employed with us, or ceases to serve as a Board member prior to the restricted stock vesting, subject to accelerated or pro-rated vesting at the target award level as provided for in the applicable restricted stock award agreement in the event of the executive officer's death, disability, retirement, termination other than for “Cause,” a change in control, or exercise of discretion by the Compensation Committee. The executive officers are entitled to receive cash dividends on their restricted stock to the same extent as other holders of our common stock.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	41

Outstanding Equity Awards At 2022 Fiscal Year-End

The following table provides information as of December 31, 2022 regarding equity awards, including unexercised stock options and restricted stock that had not vested, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Robert B. Kaminski, Jr.	1,500	—	—	36.22	11/16/2023	—	—	11,558	386,962
	—	—	—	—	—	—	—	15,538	520,212
	—	—	—	—	—	—	—	15,035	503,372
	—	—	—	—	—	—	—	11,406	381,873

Raymond E. Reitsma	500	—	—	36.22	11/16/2023	—	—	7,809	261,445
	—	—	—	—	—	—	—	11,045	369,787
	—	—	—	—	—	—	—	9,503	318,160
	—	—	—	—	—	—	—	7,551	252,807

Charles E. Christmas	—	—	—	—	—	—	—	6,831	228,702
	—	—	—	—	—	—	—	9,183	307,447
	—	—	—	—	—	—	—	7,275	243,567
	—	—	—	—	—	—	—	5,536	185,345

Robert T. Worthington	500	—	—	36.22	11/16/2023	—	—	3,684	89,860
	—	—	—	—	—	—	—	4,954	165,860
	—	—	—	—	—	—	—	2,243	75,096
	—	—	—	—	—	—	—	1,619	54,204

(1)	The stock option awards for Mr. Kaminski, Mr. Reitsma and Mr. Worthington cliff vested on November 1, 2018.

(2)

The performance-based restricted stock awards for each officer, in the order listed in the column and depicted at the adjusted target level, cliff vest on February 15, 2023, February 15, 2024, February 15, 2025, and February 15, 2026. The restricted stock awards are subject to forfeiture and restrictions on transfer until they vest. The first three target level awards shown in the column for each officer were adjusted on December 31, 2022 to reflect the anticipated achievement of the performance metrics, based on actual and projected performance as of that date for each of the respective three-year performance periods, resulting in an additional number of shares as follows:

	2020-2022 Performance Period	2021-2023 Performance Period	2022-2024 Performance Period
Mr. Kaminski	267	1,060	5,012
Mr. Reitsma	180	753	3,168
Mr. Christmas	158	626	2,425
Mr. Worthington	85	338	748

(3)	Based on the closing stock price of $33.48 per share as of December 31, 2022.

42	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Option Exercises and Stock Vested In 2022

The following table provides information regarding the exercise of stock options and vesting of restricted stock during 2022 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)(2)
Robert B. Kaminski, Jr.	1,200	12,552	10,436	397,403
Raymond E. Reitsma	—	—	6,980	265,798
Charles E. Christmas	1,000	2,280	7,057	268,731
Robert T. Worthington	—	—	4,350	165,648
Lonna L. Wiersma	500	1,005	8,451	315,667

(1)

The value realized is based on the number of shares exercised times the market value of the shares on the exercise date, less the exercise price. For Mr. Kaminski, the exercise date was January 21, 2022, the market value per share on that date was $38.12, and the exercise price was $27.66. For Mr. Christmas, the exercise date was January 26, 2022, the market value per share on that date was $38.50 and the exercise price was $36.22. For Ms. Wiersma, the exercise date was January 24, 2022, the market value per share on that date was $38.23 and the exercise price was $36.22.

(2)

For officers other than Ms. Wiersma, the value realized is equal to the market value of the shares on February 15, 2022, the date that the performance-based restricted stock for the 2019-2021 performance period became vested of $38.08. For Ms. Wiersma, the value realized is equal to the market value of 3,964 shares on February 15, 2022, the date that the performance-based restricted stock for the 2019-2021 performance period became vested of $38.08, plus the market value of 4,487 shares on March 4, 2022 of $36.71, which is the number of performance-based restricted shares that became vested due to her retirement.

Nonqualified Deferred Compensation For 2022

The following table provides information regarding our plan that provides for the deferral of compensation for the named executive officers on a basis that is not tax-qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Robert B. Kaminski, Jr.	—	—	276	—	6,352
Raymond E. Reitsma	—	—	—	—	—
Charles E. Christmas	—	—	—	—	—
Lonna L. Wiersma	—	—	—	—	—
Robert T. Worthington	2,600	—	2,766	—	64,884

(1)

The earnings consist of interest credited monthly at a rate equal to the prime rate as published in the Wall Street Journal, determined quarterly, as of the first day of each quarter. The above-market portion of this interest in 2022 is reported for each officer in the Summary Compensation Table. The amounts so reported are for Mr. Kaminski, $78 and for Mr. Worthington, $786. The above-market portion is the amount of the interest that exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate established under the deferred compensation plan.

(2)	The amount that was reported as compensation in the Summary Compensation Tables for previous years is: for Mr. Kaminski, $3,802 and Mr. Worthington, $2,791.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	43

Deferred Compensation Plan

The information in the table above pertains to our executive officers’ participation in the Bank’s non-qualified deferred compensation plan. Participants in the plan may elect to defer up to 100% of their salary and other cash compensation each year. Under the plan, the amount of any compensation deferred is credited with interest monthly at a rate equal to the prime rate as published in the Wall Street Journal, determined quarterly, on the first day of each quarter.

The plan provides that the Bank will pay to each executive officer, from the executive officer’s deferred compensation account, a lump sum payment or installment payments, whichever the officer elected, after he or she leaves employment with us due to normal retirement, early termination, disability, or a change of control. If installment payments are elected on or after January 1, 2015, the maximum payment period is ten years. If the executive officer dies before leaving employment, the Bank will distribute the payments to the executive officer’s designated beneficiary in a lump sum, or installments, if installments were elected. If death occurs during the time that payments are being made, the Bank will distribute the remaining payments to the executive officer’s designated beneficiary at the same time and in the same amounts that would have been distributed if the executive officer had not died.

The plan is subject to Section 409A of the Internal Revenue Code, which specifies requirements that non-qualified deferred compensation plans must meet in order to avoid adverse tax consequences for participants.

Potential Payments upon Termination or Change in Control

Employment Agreements

We have entered into employment agreements with each of our executive officers; Ms. Wiersma’s employment agreement expired on March 4, 2022, the date of her retirement. The agreement for each officer other than Mr. Worthington establishes an employment period that extends an additional year, each December 31, so that as of each December 31, there are three years remaining in the employment period. Our Board determined not to extend Mr. Worthington’s contract for an additional year effective December 31, 2022. Therefore, his employment agreement will expire on December 31, 2024. The annual extension of the employment period can be avoided by giving notice that the employment period is not to be extended. These agreements include provisions that provide compensation and benefits to the executive officers in the event that their employment with us is terminated:

•	during the employment period, voluntarily by the executive officer for Good Reason, or by us without Cause; or

•	during the employment period, due to disability or death.

The employment agreements also provide compensation and benefits to the officers in the event that their employment with us is terminated after the employment period and before they reach the age of 65, voluntarily by them if their annual base salary is reduced without Cause, or by us without Cause.

The terms “Cause” and “Good Reason” are defined in the employment agreements. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of an officer’s obligations in the employment agreement relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to the officer of a title or duties that are materially inconsistent with the officer’s position, titles, duties or responsibilities, and certain failure by us to comply in a material respect, even after notice to us, with our obligations to the officer under the employment agreement.

Termination During the Employment Period

The employment agreements provide the executive officers with compensation and benefits in the event that their employment is terminated by us without Cause or the officers elect to terminate their employment for Good Reason during the employment period. In such event, the officer in question is entitled to receive the greater of the officer’s annual base salary through the end of the employment period or (i) for Mr. Kaminski, $500,000; (ii) for Mr. Reitsma and Mr. Christmas, $350,000; and (iii) Mr. Worthington, $250,000, in any case payable over 18 months. In addition, in the case of such a termination of employment, the officer is entitled to continue the officer’s participation in our life, disability and health insurance plans for 18 months, to the extent permitted under the plans, to an assignment of any assignable term life insurance policies owned by us insuring the officer’s life, and to $15,000 for out-placement, interim office and related expenses.

44	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

For a termination of an executive officer by us during the employment period to be with Cause, it must be done within 90 days of our learning of the Cause. For a termination by the officer during the employment period to be with Good Reason, it must be done by the officer within 90 days of the officer learning of the Good Reason.

If an officer becomes disabled or dies during the employment period, the officer is entitled to compensation and benefits under the officer’s employment agreement. In the event of disability, the officer continues to receive their then current annual base salary through the end of the employment period, and any disability benefits payable under disability plans that we provide. The officer also continues to participate in our life, disability, and health insurance plans, through age 65, to the extent permitted under the plans. If the officer dies during the employment period, we are obligated to pay the officer’s legal representative a death benefit. The death benefit is (i) for Mr. Kaminski, $300,000; (ii) for Mr. Reitsma and Mr. Christmas, $200,000; and (iii) for Mr. Worthington, $100,000. In addition, if we own any life insurance insuring the life of the officer, the proceeds of the policies are payable to the named beneficiaries.

Under the employment agreements, in the event that an officer’s employment is terminated for Cause, the officer is not entitled to any accrued rights that the officer may then have under any of our stock incentive plans.

Termination After the Employment Period

The employment agreements provide compensation and benefits in the event that after the employment period and prior to the officer reaching the age of 65, the officer’s employment is terminated by us without Cause or the officer’s annual base salary is reduced without Cause, and the officer terminates the officer’s employment within 90 days of the reduction. In such event, the officer is entitled to receive an amount, for Mr. Kaminski of $500,000; for Mr. Reitsma or Mr. Christmas of $350,000; and for Mr. Worthington, of $250,000, payable over 18 months. In addition, in the case of such a termination of employment, the officer is entitled to continue participation in our life, disability and health insurance plans for 18 months, to the extent permitted under the plans, to an assignment of any assignable term life insurance policies owned by us insuring the officer’s life, and to $15,000 for out-placement, interim office and related expenses.

Obligations of Executive Officers

Under the employment agreements, each officer agreed not to disclose, except as required by law, any confidential information relating to our business or customers, or use any confidential information in any manner adverse to us. In addition, each officer has agreed that for 18 months following the officer’s employment with us, the officer will not be employed by, or act as a director or officer of, any business engaged in banking within a 50-mile radius of any city in which at any time during the 18-month period we or the Bank has a branch or other office.

Change in Control Agreements

We have entered into a change in control agreement with each of our executive officers. If the officer's employment is terminated without Cause (as defined in the employment agreement) or if the officer terminates employment for Good Reason (as defined in the employment agreement), in each case within 24 months after a "change in control," the officer will receive a lump sum payment within 15 days after the termination. The amount of the lump sum payment is: (i) $500,000 for Mr. Kaminski; (ii) $350,000 for each of Mr. Reitsma and Mr. Christmas; and (iii) $250,000 for Mr. Worthington. This amount is paid in addition to any other payments and benefits under the officer's employment agreement. If the officer is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, payment is delayed until the first business day of the seventh month after the date on which termination of employment occurs.

A "change in control" is defined as (a) a change in ownership of more than 50% of the total fair market value or total voting power of Mercantile or the Bank; (b) a change in effective control, which includes (i) an acquisition by a person of 30% or more of the total voting power of the stock of Mercantile or the Bank; or (ii) a majority of the members of the Board of Directors of Mercantile or the Bank is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; or (c) an acquisition by a person of assets of Mercantile or the Bank with a total gross fair market value of more than 40% of the total gross fair market value of all assets of Mercantile or the Bank immediately prior to the acquisition.

Rights Under the Stock Incentive Plan of 2006

In general, stock options granted under the Stock Incentive Plan of 2006 that are vested at the time employment terminates may be exercised by the executive officer within three months after termination of employment. However, if employment terminates due to death or disability, any vested stock options may be exercised within 12 months after the date of termination, but not later than the expiration date of the option. In addition, the Stock Incentive Plan of 2006 provides that all outstanding options granted under the plan are forfeited if an officer’s employment is terminated for Cause, whether or not the options are vested.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	45

If an executive officer terminates employment due to death or disability, then restricted stock granted to the officer under the Stock Incentive Plan of 2006 will be partially vested. Also, if an executive officer terminates employment due to retirement, or we terminate the officer’s employment other than for Cause, restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee has discretion to accelerate the vesting of restricted stock. Pursuant to this authority, in January 2017, the Compensation Committee adopted a policy that a participant would be 100% vested in the officer’s restricted stock if the officer retires on or after age 65 and would be partially vested in the officer’s restricted stock (in the manner previously described) if the officer retires at or after age 62, but before age 65, with 5 or more years of service with us.

Rights Under the Stock Incentive Plan of 2016

In general, stock options granted under the Stock Incentive Plan of 2016 that are vested at the time employment terminates may be exercised by the executive officer within three months after termination of employment. However, if employment terminates due to death or disability, stock options become 100% vested and may be exercised within 12 months after the date of termination, but not later than the expiration date of the option. In addition, the Stock Incentive Plan of 2016 provides that all outstanding options granted under the plan are forfeited if an officer’s employment is terminated for Cause, whether or not the options are vested.

If an executive officer terminates employment due to death, disability or retirement at or after age 65, then restricted stock granted to the officer under the Stock Incentive Plan of 2016 will be 100% vested. If we terminate the employment of an executive officer other than for Cause, restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee has discretion to accelerate the vesting of restricted stock. Pursuant to this authority, in January 2017, the Compensation Committee adopted a policy that a participant would be partially vested in the officer’s restricted stock (in the manner previously described) if the officer retires at or after age 62, but before age 65, with 5 or more years of service with us.

Rights Under the Stock Incentive Plan of 2020

In general, stock options granted under the Stock Incentive Plan of 2020 that are vested at the time employment terminates may be exercised by the executive officer within three months after termination of employment. However, if employment terminates due to death or disability, stock options become 100% vested and may be exercised within 12 months after the date of termination, but not later than the expiration date of the option. In addition, the Stock Incentive Plan of 2020 provides that all outstanding options granted under the plan are forfeited if an officer’s employment is terminated for Cause, whether or not the options are vested.

If an executive officer terminates employment due to death, disability or retirement at or after age 65, then restricted stock granted to the officer under the Stock Incentive Plan of 2020 will be 100% vested. If we terminate the employment of an executive officer other than for Cause, or if the officer retires at or after age 62, but before age 65, with 5 or more years of service with us, restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee has discretion to accelerate the vesting of restricted stock.

Distribution from the Deferred Compensation Plan

Each executive officer will receive a distribution of the executive officer’s account under the deferred compensation plan upon termination of employment. Distributions will generally be delayed for six months after the termination of employment, to the extent required by Section 409A of the Internal Revenue Code. However, if employment is terminated due to Cause, or if an executive officer is subject to a final removal or prohibition order issued by a federal banking agency, then the executive officer will only receive a distribution of the officer’s own deferrals, without any interest credits.

46	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Table of Potential Payments Upon Termination of Employment

The following tables provide information regarding compensation and benefits payable to our executive officers under their respective employment agreements, the Stock Incentive Plan of 2006, the Stock Incentive Plan of 2016 or the Stock Incentive Plan of 2020 upon termination of their employment. The amounts shown assume that termination of employment was effective as of December 30, 2022, the last business day of our 2022 fiscal year, and include estimates of the amounts that would be paid based on the officer’s 2022 base salary. The actual amounts would only be determined upon an officer’s termination of employment. The value of restricted stock that would have become vested due to termination without “Cause,” retirement, death or disability is based on the closing stock price of $33.48 on December 31, 2022.

	During Employment Period			After Employment
Name	Termination Without Cause or for Good Reason ($)(1)	Termination Due to Death ($)	Termination Due to Disability ($)(5)	Period and Before Age 65, Termination Without Cause or Due to Base Salary Reduction ($)(6)	Retirement ($)(7)
Robert B. Kaminski, Jr.	2,930,650	2,892,419(2)	3,981,647	1,422,707	1,792,419
Raymond E. Reitsma	2,101,093	2,202,199(3)	2,866,358	993,292	1,202,199
Charles E. Christmas	1,734,176	1,965,061(3)	2,453,186	896,571	965,061
Lonna L. Wiersma	—	—	—	—	204,717
Robert T. Worthington	788,198	1,318,500(4)	1,111,784	518,198	418,500

(1)

Includes (a) annual base salary through the end of 2025 of $1,997,100 for Mr. Kaminski, $1,454,352 for Mr. Reitsma, and $1,184,763 for Mr. Christmas, and through the end of 2024 of $520,000 for Mr. Worthington; (b) life, disability and medical insurance premiums for 18 months for Mr. Kaminski, $31,211, Mr. Reitsma, $34,453, Mr. Christmas, $34,149, and Mr. Worthington, $2,464; (c) out-placement, office and related expenses of $15,000 for Mr. Kaminski, Mr. Reitsma, Mr. Christmas, and Mr. Worthington; and (d) the value of restricted shares that would have become vested due to termination without Cause, for Mr. Kaminski, $887,339, for Mr. Reitsma $597,288, for Mr. Christmas, $500,264, and for Mr. Worthington $250,734, which value would not apply and should be subtracted in the case of a termination by the officer for Good Reason.

(2)

Includes payment of death benefit from us of $300,000, and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $500,000, and the value of restricted shares that would have become vested due to death of $1,792,419 for Mr. Kaminski.

(3)

Includes payment of death benefit from us of $200,000, and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $500,000, and the value of restricted shares that would have become vested due to death of $1,202,199 for Mr. Reitsma and $965,061 for Mr. Christmas.

(4)

Includes payment of death benefit from us of $100,000 and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $500,000, and the value of restricted shares that would have become vested due to death of $418,500 for Mr. Worthington.

(5)

Includes (a) annual base salary through the end of 2025 for Mr. Kaminski, $1,902,000, Mr. Reitsma, $1,322,349, and Mr. Christmas, $1,124,762, and through the end of 2024, for Mr. Worthington of $520,000; (b) life, disability and medical insurance premiums until age 65 for Mr. Kaminski, $83,228 (calculated at $20,807 annually), Mr. Reitsma, $137,810 (calculated at $22,968 annually), Mr. Christmas, $159,363 (calculated at $22,766 annually), and Mr. Worthington, $26,284 (calculated at $1,643 annually); and (c) the value of restricted shares that would have become vested due to disability, for Mr. Kaminski, $1,792,419, for Mr. Reitsma, $1,202,199, for Mr. Christmas, $965,061, and for Mr. Worthington, $418,500. In addition, the executive officers would receive long term disability benefits from the applicable insurance companies for as long as the officer is disabled up to age 65, in the following annual amounts, for Mr. Kaminski, $204,000, Mr. Reitsma, $204,000, Mr. Christmas, $204,000, and Mr. Worthington, $147,000. If the disability was catastrophic as defined in the disability insurance policies, the annual disability benefits in the prior sentence would be about 22% to 41% more, depending on the executive officer.

(6)

Includes (a) for Mr. Kaminski, $500,000, for Mr. Reitsma and Mr. Christmas, $350,000 and Mr. Worthington, $250,000 in lieu of base salary; (b) life, disability and medical insurance premiums for 18 months for Mr. Kaminski, $30,368, Mr. Reitsma, $31,004, Mr. Christmas, $31,307, and Mr. Worthington, $2,464; (c) out-placement, office and related expenses of $15,000 for Mr. Kaminski, Mr. Reitsma, Mr. Christmas, and Mr. Worthington; and (d) the value of restricted shares that would have become vested due to termination without Cause, for Mr. Kaminski, $877,339, for Mr. Reitsma, $597,288, for Mr. Christmas, $500,264, and for Mr. Worthington, $250,734, which value would not apply and should be subtracted in the case of a termination by the officer because of a reduction in the officer’s base salary. The amounts are calculated as though the employment period had ended before December 31, 2022.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	47

(7)

Includes the value of restricted shares that would have become vested at retirement. The amounts in the table are calculated as though the officer had reached 65 years of age as of December 31, 2022. If the officer had retired and had reached age 62 but was not yet 65 as of December 31, 2022 and had five or more years of service with us, the value of restricted stock that would have vested would be for Mr. Kaminski, $877,339, for Mr. Reitsma, $597,288, for Mr. Christmas, $500,264, and for Mr. Worthington, $250,734. Ms. Wiersma retired on March 4, 2022, and was pro-rata vested in her restricted shares valued at $164,717, and received an additional $40,000 discretionary bonus.

Change in Control

If a change in control of Mercantile or the Bank occurs and the employment of an executive officer is terminated without Cause or the officer terminates employment for Good Reason within 24 months after the change in control, the officer will receive a lump sum payment in addition to severance benefits under the employment agreement. Options granted under the Stock Incentive Plan of 2006, according to their terms when granted, become fully vested upon a change in control and are exercisable during their remaining term, even if an executive officer’s employment terminates during the option term. According to their terms when awarded, shares of restricted stock awarded under the Stock Incentive Plan of 2006 become fully vested upon a change in control. A “change in control” is defined in the Stock Incentive Plan of 2006 as (a) the failure of the continuing directors to constitute a majority of the Board of Directors; (b) the acquisition by any person of ownership of 40% or more of the outstanding common stock of Mercantile; (c) a reorganization, merger or consolidation after which the Mercantile shareholders do not own at least 50% of the value and voting power of the outstanding capital stock of the entity surviving the transaction; (d) a liquidation or dissolution of Mercantile, or a sale of all or substantially all of its assets; or (e) any other change in control transaction that is reportable to the SEC under Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934.

Under each of the Stock Incentive Plan of 2016 and the Stock Incentive Plan of 2020, stock options and restricted stock awards may be assumed or a substitute award may be granted in connection with a change in control of Mercantile. In such event, the executive officer will become 100% vested if, within one year after the change in control, the officer's employment is terminated without Cause or due to death or disability, or if the officer terminates employment for Good Reason. If the stock options and restricted stock awards are not assumed or a substitute award granted, then unless the Compensation Committee prescribes an economically equivalent alternative, shares of restricted stock and stock options will be 100% vested. The awards will be cancelled immediately prior to the change in control, with the executive officer receiving a payment equal to the per share consideration paid to the shareholders in connection with the change in control transaction minus, in the case of stock options, the exercise price per share. A “change in control” is defined in each of the Stock Incentive Plan of 2016 and the Stock Incentive Plan of 2020 as (a) the failure of the continuing directors to constitute a majority of the Board of Directors; (b) the acquisition by any person of ownership of 30% or more of the outstanding common stock of Mercantile; (c) a reorganization, merger or consolidation after which the Mercantile shareholders do not own at least 50% of the value and voting power of the outstanding capital stock of the entity surviving the transaction; (d) a liquidation or dissolution of Mercantile, or a sale of all or substantially all of its assets; or (e) any other change in control transaction that is reportable to the SEC under Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934.

Each executive officer will receive a distribution of the executive officer’s account under the deferred compensation plan if employment terminates within 12 months after a change in control. The value of each officer’s account as of December 31, 2022 is shown above in the table under the heading “Nonqualified Deferred Compensation For 2022.”

Potential Payments Upon a Change in Control

The following table provides information regarding the value of benefits that would be provided to our executive officers in the event of a change in control of Mercantile. A lump sum cash payment would be made pursuant to the terms of the officer's change in control agreement assuming there was both a change in control and a termination without Cause or a Good Reason termination on December 31, 2022. The cash payments shown in the table below are in addition to severance payments that would be paid to the officer under employment agreement in the event of a termination without Cause or a Good Reason termination during the employment period. Under our Stock Incentive Plan of 2006, our Stock Incentive Plan of 2016 and our Stock Incentive Plan of 2020, there are provisions regarding a change in control. The amounts shown assume that the change in control occurred as of December 30, 2022, the last business day of our 2022 fiscal year, include estimates of the value of restricted stock that would be vested upon a change in control and reflect that incentive awards were not assumed or substituted by an acquiring company. The actual amounts would only be determined upon a change in control.

48	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

	Termination Without Cause or Good Reason Termination After a	Accelerated Vesting Upon Change in Control
Name	Change in Control ($)	Stock Options ($)	Restricted Stock ($)(5)
Robert B. Kaminski, Jr.	500,000	—	1,792,419(1)
Raymond E. Reitsma	350,000	—	1,202,199(2)
Charles E. Christmas	350,000	—	965,061(3)
Lonna L. Wiersma*	—	—	—
Robert T. Worthington	250,000	—	418,500(4)

*Retired as of March 4, 2022.

(1)	Consisting of 53,537 shares of performance-based restricted stock that would have vested for Mr. Kaminski at the adjusted target award level.

(2)	Consisting of 35,908 shares of performance-based restricted stock that would have vested for Mr. Reitsma at the adjusted target award level.

(3)	Consisting of 28,825 shares of performance-based restricted stock that would have vested for Mr. Christmas at the adjusted target award level.

(4)	Consisting of 12,500 shares of performance-based restricted stock that would have vested for Mr. Worthington at the adjusted target award level.

(5)	Based on the closing stock price for our common stock of $33.48 per share as of December 31, 2022.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	49

Director Compensation for 2022

The following table provides information about the compensation of our directors for the year ended December 31, 2022.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David M. Cassard	35,900	35,886	—	—	—	—	71,786
Michael S. Davenport	30,675	30,145	—	—	—	—	60,820
Michelle L. Eldridge	34,300	34,282	—	—	—	—	68,582
Jeff A. Gardner	32,650	32,647	—	—	—	—	65,297
Michael H. Price	45,675	46,180	—	—	—	—	91,855
David B. Ramaker	30,150	30,130	—	—	—	—	60,280

(1)

The compensation of our Chief Executive Officer, Mr. Kaminski, has been omitted from this table because he received no special compensation for serving on our Board of Directors. Mr. Kaminski’s compensation is included in the Summary Compensation Table.

(2)	Each non-employee director who was serving on May 26, 2022, received a stock award on June 1, 2022 in payment of 50% of such director's annual retainer fee.

(3)

No option awards were made to our non-employee directors during 2022, and no non-employee director other than Mr. Price held any unexercised options as of December 31, 2022. Mr. Price holds 2,000 vested stock options which will expire on November 16, 2023. The option award was made to Mr. Price while he was serving as a named executive officer.

Compensation Arrangements for Non-employee Directors

The Compensation Committee of our Board of Directors reviews director compensation at least annually, and recommends to our Board of Directors for approval any changes that the Compensation Committee deems appropriate. Beginning in 2018, we based our director compensation on a single retainer figure and discontinued the use of meeting fees from prior years. The retainer fee was higher for each director who served as Chairman of the Board, Chairperson of our Audit Committee, Compensation Committee or Governance and Nominating Committee, or Executive Session Facilitator, as reflected in the chart below. One-half (50%) of the retainer value was paid in shares of Mercantile common stock as of the annual meeting date, with the share count calculated based on the closing stock price on the day of issuance. One-half (50%) of the retainer value was paid in cash, with payments divided into equal installments payable at the end of each calendar quarter. Directors who fail to meet an attendance threshold of 75% of scheduled board and committee meetings would not receive their fourth quarter cash payment.

The annual retainer fee values through December 31, 2022, and as of January 1, 2023 are as follows:

	Retainer Value
	Until December 31, 2022	As of January 1, 2023
Chairman of the Board	$90,300	$90,300
Chair of the Audit Committee	$71,800	$71,800
Chair of the Compensation Committee	$68,600	$68,600
Chair of the Governance and Nominating Committee	$65,300	$65,300
Executive Session Facilitator	$2,100	$2,100
Non-Chair Directors	$60,300	$60,300

50	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Under the Bank’s deferred compensation plan for non-employee directors, Mercantile directors who are also directors of the Bank may elect to defer the cash portion of their annual retainer until they are no longer serving on the Board or until specific dates that they select. Directors are eligible to receive stock-based awards under the Stock Incentive Plan of 2020.

Deferred Compensation Plan

Directors are eligible to participate in the Bank’s non-qualified deferred compensation plan. Directors who participate in the plan may elect to defer up to 100% of their annual cash retainer and any meeting fees. Under the plan, the amount of any director’s fees that are deferred is credited with interest at a rate equal to the prime rate as published in the Wall Street Journal, credited on a monthly basis.

The plan provides that the Bank will pay to each director, from the director’s deferred compensation account, a lump sum payment, or installment payments, whichever is elected, after the director’s term of office as a director ends. If installment payments are elected, the maximum payment period is ten years. In the event that a director dies before their term of office ends, the Bank will distribute the payments to the director’s designated beneficiary in a lump sum, or installments, if installments were elected. If death occurs during the time that payments are being made, the Bank will distribute the remaining payments to the director’s designated beneficiary at the same time and in the same amounts that would have been distributed if the director had not died.

The plan is subject to Section 409A of the Internal Revenue Code, which specifies requirements that non-qualified deferred compensation plans must meet in order to avoid adverse tax consequences for participants.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Robert B. Kaminski, Jr., our Chief Executive Officer (“CEO”).

For 2022, our last completed fiscal year:

●	The annual total compensation of the employee identified at the median of our Company (other than our CEO) was $57,823.73; and

●	The annual total compensation of our CEO was $1,430,026.

Based on this information, for 2022, the ratio of the annual total compensation of Mr. Kaminski, our CEO, to the annual total compensation of our median employee was estimated to be 24.7 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We used the median employee identified in 2020 for purposes of calculating the CEO pay ratio. There have been no changes in our employee population or employee compensation arrangements in 2022 that we believe would significantly impact the CEO pay ratio.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	51

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosures regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below.

We have identified Return on Equity (“ROE”) as our Company-Selected Measure (“CSM”). In our view, ROE represents the most important financial performance measure (not otherwise required to be disclosed in the table) used to link “Compensation Actually Paid” to our NEOs for the 2022 fiscal year to company performance. We chose ROE as our Company-Selected Measure for evaluating pay versus performance because it is a key metric in our 2022 executive officer bonus plan as well as under the performance-based restricted stock grants made in 2022. See Compensation Discussion and Analysis—Bonus Plan for 2022 on page 29 and Compensation Discussion and Analysis – Grant of Performance-Based Restricted Stock for the 2023-2025 Performance Period on page 34 for a discussion of the metrics used by the Compensation Committee to evaluate performance.

Pay versus performance table

			Average summary compensation table total for non-PEO named executive officers (1)	Average compensation actually paid to non-PEO named executive officers (2)(3)	Value of initial fixed $100 investment based on:
	Summary compensation table total for PEO (1)
		Compensation actually paid to PEO (2)(3)			Total shareholder return	Peer group total shareholder return(4)	Net income
								Return on equity
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2022	$1,430,026	$1,679,446	$558,287	$605,716	116.19	109.23	$61,063,000	14.07%
2021	$1,208,919	$2,033,701	$608,292	$1,021,656	117.18	138.97	$59,021,000	13.11%
2020	$1,087,367	$645,575	$609,392	$490,267	87.59	100.46	$44,138,000	10.32%

(1)

Robert B. Kaminski, Jr. was our PEO for each year presented. The non-PEO NEOs for each year presented are Raymond E. Reitsma, Charles E. Christmas, Lonna L. Wiersma and Robert T. Worthington. Ms. Wiersma retired on March 4, 2022.

(2)

Compensation Actually Paid amounts shown have been calculated in accordance with Item 402(v) of Regulation 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the NEOs.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. For each NEO, we have subtracted the totals from the Stock Awards column set forth in the Summary Compensation Table. The equity value adjustments for each applicable year are derived from the following tables:

52	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Year	Year-End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total Inclusion of Equity Values for PEO ($)
2022	381,873	156,752	-	31,830	-	45,098	615,553
2021	351,106	802,132	-	-	-	20,244	1,173,482
2020	287,975	(402,776)	-	(64,020)	-	22,460	(156,361)

Year	Average Year-End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO ($)	Total Average Inclusion of Equity Values for Non-PEO ($)
2022	123,089	41,682	-	18,927	(35,626)	17,372	165,444
2021	111,045	402,580	-	-	-	10,024	523,649
2020	140,578	(93,241)	-	(39,285)	-	12,160	20,212

(4)

The peer group TSR set forth in this table utilizes the KBW Nasdaq Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019 through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	53

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR as well as TSR relative to the KBW Nasdaq Bank Index, over the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the three most recently completed fiscal years.

54	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Return on Equity (”ROE”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our ROE during the three most recently completed fiscal years.

Tabular List of Most Important Performance Measures

The following table presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Earnings per share
Level of non-performing assets
Net interest margin
Net revenue
Efficiency ratio
Return on assets
Return on equity

PROPOSAL #2 – APPROVAL OF THE MERCANTILE BANK CORPORATION STOCK INCENTIVE PLAN OF 2023

General

Our Board of Directors believes that our long-term interests would be advanced by aligning the interests of our directors and employees with the interests of our shareholders. Therefore, to attract, retain and motivate key employees and directors, and to recognize the significant contributions these individuals have made to the long-term performance and growth of us and our subsidiaries, our Board of Directors adopted and approved, subject to shareholder approval, the Mercantile Bank Corporation Stock Incentive Plan of 2023 (the “Incentive Plan”) on March 23, 2023. Our Board of Directors believes that approval of the Incentive Plan is advisable to make shares available for stock options, restricted stock grants and other stock-based awards.

The Incentive Plan is intended to continue the compensation policies and practices of our Stock Incentive Plan of 2020 (the "2020 Incentive Plan"). Our 2020 Incentive Plan had only 65,677 shares available for grant and will be terminated effective as of the date of the annual meeting of shareholders i.e. May 25, 2023,  and no incentive awards shall be made under the 2020 Incentive Plan on or after such date, provided the new Incentive Plan is approved by the shareholders. However, each outstanding award under the 2020 Incentive Plan will remain outstanding under the 2020 Incentive Plan and will continue to be governed under its terms and any applicable award agreement.

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We intend to use the Incentive Plan to grant equity-based incentives to eligible participants. These forms of long-term incentive compensation include stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on or related to shares of our common stock (collectively referred to as “incentive awards”). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide us with flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

If shareholders approve the Incentive Plan, then incentive awards could be granted to eligible participants. No incentive awards would be granted under the Incentive Plan on a date that is more than ten years after the Incentive Plan’s effective date. The effective date of the Incentive Plan will be March 23, 2023, if the shareholders approve the Incentive Plan. Incentive awards would be granted under the Incentive Plan to participants for no cash consideration or for consideration determined by the Compensation Committee. The Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA).

The following is a summary of the material features of the Incentive Plan. This summary is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and us. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Tax laws, regulations and interpretations are subject to change. Participants in the Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Incentive Plan.

Authorized Shares

Subject to certain anti-dilution and other adjustments, 500,000 shares of our common stock would be available for incentive awards under the Incentive Plan. Shares of common stock issued under the Incentive Plan may be unissued shares, shares issued and reacquired or shares otherwise held by us. To the extent that any incentive award is forfeited, terminates, expires or lapses instead of being exercised, or any incentive award is settled for cash, the shares subject to such incentive award not delivered as a result thereof will again be available for grant under the Incentive Plan. If the exercise price of any stock option or stock appreciation right and/or the tax withholding obligations relating to any incentive award are satisfied by delivering shares (either actually or through a signed document affirming a participant's ownership and delivery of such shares) or withholding shares relating to such incentive award, the gross number of shares subject to the incentive award will be deemed to have been granted under the Plan.

The Incentive Plan would not allow any participant (other than a non-employee director) to receive, in any calendar year, incentive awards issued under the Incentive Plan with respect to more than 25% of the total number of shares available under the Incentive Plan. The maximum number of shares that may be granted to a non-employee director in any calendar year shall not exceed a total value of $100,000 based on the market value of the stock on the grant date. Upon the occurrence of certain corporate events (e.g., merger, stock dividend), the Compensation Committee will adjust the incentive awards appropriately. Unless the Incentive Plan is terminated earlier by our Board of Directors, incentive awards could be granted at any time before or on March 22, 2033, when the Incentive Plan will terminate according to its terms. On March 28, 2023, the closing price of our common stock on the Nasdaq Global Select Market was $30.40 per share.

Eligible Participants

All of the directors of Mercantile (6 persons) and the Bank (15 persons) and all employees of Mercantile or any of its subsidiaries (currently approximately 685 persons) are eligible to receive incentive awards under the Incentive Plan. The Committee has authority to select from among eligible persons the persons who will receive incentive awards. During 2022, all of our nonemployee directors, 4 of our executive officers (excluding Ms. Wiersma who retired in 2022), and 95 other officers and employees received awards under the 2020 Incentive Plan. Additional individuals may become directors, officers, or employees in the future. The Compensation Committee in its discretion may select a larger or smaller number of persons to receive awards in the current or future years. Directors, nominees for director, officers, and employees of Mercantile and our subsidiaries may be considered to have an interest in the Incentive Plan because they may, in the future, receive incentive awards under it.

56	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

New Plan Benefits

No determination has been made as to the amount or terms of any stock-based or cash awards under the Incentive Plan. Additionally, because the Incentive Plan is a new plan, it is not possible to determine the benefits that would have been received by or allocated to eligible participants under the Incentive Plan had it been in effect in prior years.

Administration of the Incentive Plan

The Incentive Plan would be administered by the Compensation Committee of our Board of Directors. The Compensation Committee would be authorized and empowered to do all things that it determined to be necessary or appropriate in connection with the administration of the Incentive Plan. The Compensation Committee would determine, subject to the terms of the Incentive Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for administration of the Incentive Plan. The Compensation Committee could amend the terms of incentive awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan. With certain exceptions related to compliance with securities laws, any power or authority of the Compensation Committee with respect to the Incentive Plan could also be exercised by the Board of Directors.

Except for incentive awards granted with respect to a maximum of 5% of the shares authorized under the Incentive Plan and shares granted to members of our Board and members of the Board of the Bank as compensation for board service, incentive award agreements will not provide for vesting prior to the first anniversary of the grant date. The Compensation Committee may provide for shorter or earlier vesting in connection with a change in control, death, disability, retirement or other event or circumstance that the Committee determines to be appropriate.

Stock Options

The Incentive Plan would permit us to grant to participants options to purchase shares of our common stock at stated prices for specific periods of time. For purposes of determining the number of shares available under the Incentive Plan, each stock option would count as the number of shares of common stock subject to the stock option. Certain stock options that could be granted to employees under the Incentive Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

The Compensation Committee would establish the terms of individual stock option grants in stock option agreements, certificates of award or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of our common stock on the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant.

When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of our common stock that the participant has owned for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Incentive Plan after ten years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled (as defined in the Incentive Plan), is terminated without cause, or voluntarily leaves employment or directorship. If an option holder is terminated for cause (as defined in the Incentive Plan), the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Incentive Plan, if an option holder retires (as specified in the Incentive Plan) as an employee, he or she could exercise vested options for the remainder of their terms, unless the terms of the option agreement or award provide otherwise. An option holder who retires as an employee will be automatically 100% vested in their stock options granted under the Incentive Plan.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	57

Stock options granted under the Incentive Plan generally could not be transferred without Compensation Committee approval, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and we would not receive a deduction at the time an incentive stock option is granted or vests. If an incentive stock option is exercised, the option holder would not recognize income and we would not receive a deduction. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder’s basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. We would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option on the date of exercise, or (b) the amount realized on the sale or disposition, and (ii) the exercise price paid for the stock. We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options – those options that do not meet the Internal Revenue Code’s definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and we would not receive a deduction when a nonqualified stock option is granted or vests. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder’s tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Stock Appreciation Rights

The Incentive Plan would also permit the Compensation Committee to grant stock appreciation rights. A stock appreciation right permits the holder to receive the difference between the market value of a share of common stock subject to the stock appreciation right on the exercise date of the stock appreciation right and a “base” price set by the Compensation Committee. Under the Incentive Plan, the per-share base price for exercise or settlement of stock appreciation rights must be equal to or greater than the market value of such shares on the date the stock appreciation rights are granted. Stock appreciation rights would be exercisable on dates determined by the Compensation Committee at the time of grant. The Compensation Committee could award stock appreciation rights for any amount of consideration or no consideration, as the Compensation Committee determines.

No stock appreciation rights could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the base price of such stock appreciation rights to the same participants.

Stock appreciation rights would be subject to terms and conditions determined by the Compensation Committee. A stock appreciation right could relate to a particular stock option and could be granted simultaneously with or subsequent to the stock option to which it related. Except to the extent otherwise provided in the Incentive Plan or the grant, (i) stock appreciation rights not related to a stock option would be subject to the same terms and conditions applicable to stock options under the Incentive Plan, and (ii) all stock appreciation rights related to stock options granted under the Incentive Plan would be granted subject to the same restrictions and conditions and would have the same vesting, exercisability, forfeiture and termination provisions as the stock options to which they related and could be subject to additional restrictions and conditions. When stock appreciation rights related to stock options are exercised, such stock options are automatically cancelled with respect to an equal number of underlying shares. Unless the Compensation Committee determines otherwise, stock appreciation rights could be settled in shares of common stock or cash. For purposes of determining the number of shares available under the Incentive Plan, each stock appreciation right would count as one share of common stock, without regard to the number of shares, if any, that are issued upon the exercise of the stock appreciation right or upon such settlement.

58	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Federal Tax Consequences of Stock Appreciation Rights

The treatment of stock appreciation rights that are payable solely in the form of our common stock under federal income tax laws is similar to the treatment of nonqualified stock options as described above. Under current federal income tax laws, a participant would not recognize any income and we would not receive a deduction at the time such a stock appreciation right is granted or vests. If a stock appreciation right is exercised, the participant would recognize compensation income in the year of exercise in an amount equal to the difference between the base or settlement price and the market value of the stock acquired upon exercise (on the date of exercise). We would receive a corresponding deduction for federal income tax purposes. The participant’s tax basis in the shares acquired would be increased over the exercise price by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss. Under current federal income tax laws, if a stock appreciation right is exercised and paid in the form of cash, the participant would recognize compensation income in the year of exercise in an amount equal to the cash payment. We would receive a corresponding deduction for federal income tax purposes.

Restricted Stock and Restricted Stock Units

The Incentive Plan would also permit the Compensation Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by the Compensation Committee that are consistent with the Incentive Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). For purposes of determining the number of shares available under the Incentive Plan, each restricted stock unit would count as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Compensation Committee, each restricted stock unit would be equal to one share of our common stock and would entitle a participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock. Restricted stock units would be settled no later than the 15th day of the third month after the restricted stock units vest. The Compensation Committee could award restricted stock or restricted stock units for any amount of consideration or no consideration, as the Compensation Committee determines.

As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock and restricted stock units in award agreements or certificates of award. Restricted stock and restricted stock units granted to a participant would “vest” (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines. However, the Incentive Plan provides that in no event may the grant, issuance, retention, vesting or settlement of shares of restricted stock or restricted stock units based on achievement of performance goals be subject to a performance period of less than one year. In addition, no condition that is based upon continued employment or the passage of time may provide for vesting or settlement in full of restricted stock or restricted stock units over a period of less than one year from the date the award is made, other than as a result of or upon the death, disability or retirement of the participant or a change in control.

Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant’s employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock or a restricted stock unit is subject to restrictions) for any reason other than death, disability or retirement, each restricted stock and restricted stock unit award of the participant still subject in full or in part to restrictions at the date of such termination would automatically be forfeited and returned to us. If the participant’s employment or directorship is terminated during the restricted period because of death, disability or retirement at or after age 65, then the restrictions on the participant's shares of restricted stock and restricted stock units would terminate automatically with respect to all of the shares or restricted stock units granted to that participant. If the participant’s employment or directorship is terminated during the restricted period because of retirement at or after age 62 (and before age 65) and the participant has at least 5 years of service with us, or if we terminate an employee other than for cause, then the restrictions on the participant’s shares of restricted stock and restricted stock units would terminate automatically with respect to that respective number of such shares or restricted stock units (rounded to the nearest whole number) equal to the respective total number of such shares or restricted stock units granted to such participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective restricted period. However, if such restricted stock or restricted stock units are subject to the attainment of performance goals, then the restrictions will not lapse until the end of the applicable performance period and then only after it is determined that we have attained such performance goals. All of the remaining shares of restricted stock and restricted stock units would be forfeited and returned to us. However, the Compensation Committee could, either before or after a participant retires before age 65, waive the restrictions remaining on any or all of their remaining shares of restricted stock and restricted stock units. If a participant is terminated for cause (as defined in the Incentive Plan), the participant would forfeit all restricted stock and restricted stock units that are still subject to restrictions as of the date of termination.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	59

Without Compensation Committee authorization, until restricted stock or restricted stock units vest, the recipient of the restricted stock or restricted stock units would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock or restricted stock units other than to us or by will or the laws of descent and distribution. All rights with respect to restricted stock and restricted stock units would only be exercisable during a participant’s lifetime by the participant or their guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock and restricted stock units. Except for restrictions on transferability, holders of restricted stock would enjoy all other rights of a shareholder with respect to the restricted stock, including dividend and liquidation rights and full voting rights. Holders of restricted stock units would enjoy dividend and liquidation rights with respect to shares of common stock subject to unvested restricted stock units, but would not enjoy voting rights with respect to such shares. Unless the Compensation Committee determines otherwise, any noncash dividends or distributions paid with respect to shares of unvested restricted stock and shares of common stock subject to unvested restricted stock units would be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

Federal Tax Consequences of Restricted Stock and Restricted Stock Units

Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock or restricted stock units. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, we would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock or restricted stock units are forfeited by a participant, the participant would not recognize income with respect to the forfeited award and we would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock and restricted stock units would be reported as compensation income to the participant and we would receive a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the shares subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant’s basis in the stock.

Stock Awards

The Incentive Plan would also permit the Compensation Committee to make stock awards. The Compensation Committee could make stock awards for any amount of consideration, or no consideration, as the Compensation Committee determines. A stock award of our common stock would be subject to terms and conditions set by the Compensation Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to awarded shares of our common stock. However, the Compensation Committee could impose restrictions on the assignment or transfer of common stock awarded under the Incentive Plan.

60	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Federal Tax Consequences of Stock Awards

The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient’s tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). We would be entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and their basis in the stock. Different rules may apply where the stock is transferred subject to a “substantial risk of forfeiture.”

Other Stock-Based Awards

Finally, the Incentive Plan would also permit the Compensation Committee to grant a participant one or more types of awards based on or related to shares of our common stock, other than the types described above. We currently do not intend to make any such awards. Any such awards would be subject to terms and conditions as the Compensation Committee deems appropriate, as set forth in the respective award agreements and as permitted under the Incentive Plan.

Performance Awards

The Compensation Committee may condition the value or vesting of an award upon the achievement of one or more performance goals, and any such award will constitute a performance award under the Incentive Plan. The Compensation Committee has the discretion to determine the number of shares of common stock subject to a performance award; the performance period applicable to any performance award; the conditions that must be satisfied for a participant to earn an award; and the other terms, conditions and restrictions of the performance award, which will be set forth in an award agreement.

The number of shares of common stock earned by a participant under a performance award will depend on the extent to which the performance goals established by the Compensation Committee are attained within the applicable performance period, as determined by the Compensation Committee.

Effects of a Change in Control

If a "change in control" of Mercantile (as defined in the Incentive Plan) occurs, the parties may agree that outstanding incentive awards will be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or its parent company) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award will be substantially the same as the vesting and other terms and conditions of the original incentive award. If the assumed or substituted award is a stock option or a stock appreciation right, the number of shares and exercise/base price will be adjusted in accordance with the principles set forth in applicable Treasury regulations. If the assumed or substituted incentive award is not a stock option or a stock appreciation right, the number of shares covered by the assumed or substitute award will be based upon the change in control transaction value of our outstanding shares of common stock. If the original incentive award is subject to the satisfaction of any performance conditions, then, unless the Compensation Committee determines otherwise, such performance conditions shall be deemed to have been satisfied at the target performance level for purposes of determining the extent to which the incentive award is earned. If, within one year following a change in control, a participant's employment or other service terminates due to death or disability or is terminated by us or a successor or acquiring company (or any of its or their affiliates) without cause or by the participant for good reason (as defined in the Incentive Plan), then any outstanding assumed or substitute awards held by such terminated participant will immediately be fully vested, and any outstanding assumed or substitute stock options and stock appreciation rights will remain outstanding for at least 180 days after such termination of employment (or, if earlier, until the expiration of their original stated terms.)

Unless the Compensation Committee, acting in its discretion, prescribes an economically equivalent alternative approach, if a change in control occurs and if the parties do not agree that an outstanding incentive award will be assumed or substituted by the successor or acquiring company (or its parent company), then such incentive award will be deemed fully vested and any performance conditions applicable to such incentive award will be deemed satisfied at the target performance level for purposes of determining the extent to which the incentive award is earned. Each such incentive award will be cancelled immediately prior to the effective time of the change in control in exchange for an amount equal to the per share consideration received by the holders of outstanding shares in the change in control transaction, reduced in the case of a stock option or stock appreciation rights by the exercise or base price for such shares. No consideration will be payable in respect of the cancellation of a stock option or stock appreciation right with an exercise or base price per share that is equal to or greater than the value of the change in control transaction consideration per share. The amount payable with respect to the cancellation of an outstanding incentive award will be paid in cash, unless the parties to the change in control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or its parent company).

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	61

Tax Withholding

If incentive awards are made under the Incentive Plan, we could withhold from any cash otherwise payable to a participant or require a participant to remit to us amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding shares of our common stock to be received upon exercise of or vesting of an incentive award or by delivering to us previously owned shares of common stock. We may reasonably delay the issuance or delivery of shares of common stock pursuant to an incentive award as we determine appropriate to address tax withholding and other administrative matters.

Termination and Amendment of the Incentive Plan or Awards

The Board of Directors could terminate the Incentive Plan at any time and could from time to time amend the Incentive Plan as it considers proper and in our best interests, provided that no such amendment could be made (except adjustments expressly permitted by the Incentive Plan) without the approval of our shareholders if it would (i) reduce the exercise price of a stock option or the base price of a stock appreciation right below the market value of the underlying stock on the date of the grant, (ii) reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, or (iii) otherwise amend the Incentive Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or rules, provided, however, that the Incentive Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Internal Revenue Code. In addition, no amendment to the Incentive Plan or to a previously granted award agreement could impair the rights of a holder of any outstanding incentive award without the consent of the participant, except in certain circumstances in which such amendment is necessary to satisfy a law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Incentive Plan. However, incentive awards issued under the Incentive Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price or base price of such incentive awards to the same participants. We could also suspend a participant’s rights under the Incentive Plan for a period of up to sixty days while a participant’s termination for cause is considered.

Effective Date of the Incentive Plan

Subject to shareholder approval, the Incentive Plan would take effect on March 23, 2023, and, unless terminated earlier by the Board of Directors, no awards could be made under the Incentive Plan after March 22, 2033.

If the Incentive Plan is not approved by the shareholders, no incentive awards will be made under the Incentive Plan to any director or employee.

Section 162(m) of the Internal Revenue Code

We may generally deduct any compensation or ordinary income recognized by the recipient of an award under the Incentive Plan when recognized, subject to the limits of Section 162(m) of the Internal Revenue Code ("Section 162(m)").

Prior to 2018, Section 162(m) limited to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and certain other highly compensated officers. Qualified “performance-based” compensation was exempt from the $1,000,000 limit and could be deducted even if other compensation exceeds $1,000,000.

Among other changes, the performance-based compensation exemption from Section 162(m)'s deduction limit has been repealed, effective for taxable years beginning after December 31, 2017, such that awards under the Plan to our covered executive officers may not be deductible in future years due to the application of the $1,000,000 deduction limitation. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the Compensation Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

62	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Clawback Conditions

Incentive awards and benefits otherwise provided by incentive awards made under the Incentive Plan will be subject to our incentive compensation clawback policies as in effect from time to time, and, as applicable, the clawback requirements of Section 954 of the Dodd-Frank Act.

Registration of Shares

We intend to register shares covered by the Incentive Plan under the Securities Act of 1933 before any stock options or stock appreciation rights could be exercised and before any shares of restricted stock, restricted stock units, stock awards or other stock-based or stock-related awards are granted.

Required Vote

The affirmative vote of a majority of the common stock present virtually or by proxy at the meeting and voting on the proposal will be necessary to approve the Incentive Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

Our Board of Directors recommends that you vote FOR approval of the Stock Incentive Plan of 2023. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of the Stock Incentive Plan of 2023.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2022, relating to compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,000	$36.22	66,000(1)
Equity compensation plans not approved by security holders	0	0	0
Total	5,000	$36.22	66,000

(1)

These securities are available under the Stock Incentive Plan of 2020. Incentive awards may include, but are not limited to, stock options, restricted stock, stock appreciation rights and stock awards.

AUDIT COMMITTEE MATTERS

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As reported on our Current Report on Form 8-K filed with the SEC on March 16, 2023, on March 14, 2023, the Audit Committee approved the dismissal of BDO USA, LLP (“BDO”) as our independent registered public accounting firm effective immediately.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	63

BDO’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through March 14, 2023, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between Mercantile and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports on Mercantile’s consolidated financial statements for such years and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We previously provided BDO with a copy of the disclosures above and requested that BDO furnish us with a letter addressed to the SEC stating whether it agrees with the statements and, if not, stating the respects in which it does not agree. A copy of BDO’s letter, dated March 15, 2023, was filed as Exhibit 16 with our Current Report on Form 8-K filed with the SEC on March 16, 2023.

On March 14, 2023 the Audit Committee approved the appointment of Plante & Moran, PLLC (“Plante & Moran) as our independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2023. During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through March 14, 2023, neither we nor anyone acting on our behalf consulted Plante & Moran regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by Plante & Moran that Plante & Moran concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees for audit and other professional services provided to us by BDO for 2022 and 2021.

	2022	2021
Audit Fees	$612,600	$533,820
Audit-Related Fees*	$36,000	$27,380
Tax Fees	$0	$0
All other fees	$0	$0
Total	$648,600	$561,200

* Included normal recurring accounting consultations provided by BDO during those years and fees associated with the 401(k) Plan audit.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for us by our independent auditor. Under the Audit Committee’s policy, authority to pre-approve permitted services has been delegated to two members of the Audit Committee, either of whom can act alone, for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. All of the services described in the table above were pre-approved by the Audit Committee.

64	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

PROPOSAL #3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors is asking our shareholders to ratify the selection of Plante & Moran, PLLC as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Plante & Moran, PLLC to our shareholders for ratification as a matter of good corporate practice. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders.

Representatives of both BDO USA, LLP and Plante & Moran, PLLC plan to attend the annual meeting of shareholders, who will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2023. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for ratification of the appointment of Plante & Moran, PLLC.

PROPOSAL #4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until our Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2025.

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Mercantile Bank Corporation’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2022 is reasonable, appropriate and justified by Mercantile’s performance.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors recommends that you vote FOR the approval of our executive compensation program as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this proxy statement. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	65

TRANSACTIONS WITH RELATED PERSONS

We have a written policy requiring that our Audit Committee review and approve related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5% of our common stock, or their immediate family have a material interest in the transaction and the amount involved exceeds $120,000. The policy authorizes the Audit Committee to approve a related person transaction if it determines that the transaction is at least as favorable to us as would have been expected if the transaction had been with a person who is not related to us, or is in our best interest. The policy does not cover loan transactions described in the next paragraph, which are generally subject to approval by the Bank’s Board of Directors to the extent required by applicable banking laws and regulations.

The Bank has had, and expects in the future to have, loan transactions in the ordinary course of business with our directors, executive officers, or their immediate family, or companies they have a material interest in, on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Based on a review of filings and written representations from Section 16 insiders, we believe that all reports required to be filed under Section 16(a) for 2022 were timely filed.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

A proposal submitted by a shareholder for the 2024 annual meeting of shareholders must be sent to the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 and received by December 8, 2023 in order to be eligible to be included in our proxy statement for that meeting.

A shareholder who intends to present a proposal for the 2024 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide us with notice of such intention by at least February 20, 2024, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2024 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement pursuant to Rule 14a-4(c) under the Exchange Act.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

66	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

APPENDIX A:

MERCANTILE BANK CORPORATION STOCK INCENTIVE PLAN OF 2023

MERCANTILE BANK CORPORATION

STOCK INCENTIVE PLAN OF 2023

SECTION 1

Establishment of Plan; Purpose Of Plan

1.1         Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2023 for certain of its Employees and its Directors. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and other stock-based awards and stock-related awards.

1.2         Purpose of Plan. The purpose of the Plan is to provide Employees and Directors with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of Employees and Directors with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain Participants. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

1.3       Approval of Plan and Incentive Awards. The Plan will be effective upon approval by the Company's shareholders. The Plan contemplates that Directors may be Participants and that the Directors, as members of either the Board or of a committee of the Board, may approve grants of Incentive Awards to Directors. Approval of the Plan by the Company's shareholders shall constitute authorization and approval of such grants.

SECTION 2

Definitions

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1         "Act" means the Securities Exchange Act of 1934, as amended.

2.2         "Affiliate" means any organization controlling, controlled by or under common control with the Company.

2.3         "Board" means the Board of Directors of the Company.

2.4       "Cause" means "Cause" as defined in a Participant's written employment agreement with the Company or a Subsidiary and, in the absence of such agreement or definition, means, with respect to termination of employment, (1) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (2) gross negligence causing or putting the Company or any Affiliate at risk of significant damage or harm; (3) misappropriation of or intentional damage to the property of the Company or any Affiliate; (4) conviction of a felony (other than negligent vehicular homicide); (5) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; (6) removal of an Employee by order of or at the direction of a regulatory agency having jurisdiction over the Company or any of its Subsidiaries; or (7) material violation of any employment agreement between the Company (or any Affiliate) and the Participant. The existence of Cause for termination of employment shall in each case be determined by the Committee in its sole discretion and consistent with the definition set forth in this Section 2.4. The Committee may make such determination before or after the termination of employment.

A Director will be removed for "Cause" for purposes of this Plan if and only if he or she has been removed for cause in compliance with the Company's Articles of Incorporation and applicable law.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	67

2.5         "Change in Control," unless otherwise defined in an Incentive Award agreement, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 30% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) a reorganization, merger or consolidation other than such a transaction (i) that is done for the purpose of reincorporation or (ii) after which the Company's shareholders immediately prior to the transaction continue to beneficially own more than 50% of the total fair market value and total voting power of the outstanding capital stock of the entity surviving the transaction; (d) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company; or (e) an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act.

2.6         "Code" means the Internal Revenue Code of 1986, as amended. Each reference herein to a section or sections of the Code shall, unless otherwise noted, be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

2.7         "Committee" means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least two Directors and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and, if the Company's Common Stock is listed for trading on Nasdaq, an "independent director" as defined in the Nasdaq listing standards.

2.8         "Common Stock" means the Company's common stock, no par value.

2.9         "Company" means Mercantile Bank Corporation, a Michigan corporation, and its successors and assigns.

2.10      "Continuing Directors" means the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of a majority of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.11        "Director" means a member of the Board.

2.12        "Disability" means a permanent disability as determined by the Committee in its discretion. Notwithstanding the foregoing, with respect to an incentive stock option, "Disability" means permanent and total disability as defined in Code Section 22(e)(3).

2.13        "Employee" means an employee of the Company or one of its Subsidiaries.

2.14       "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of Employees.

2.15       "Excluded Holder" means the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

2.16      "Good Reason" means "Good Reason" as defined in a Participant's written employment agreement and, in the absence of such agreement or definition, means any of the following that occurs coincident with or following a Change in Control, if not cured and corrected by the Company or its successor within 30 days after written notice thereof by the Participant to the Company or its successor: (a) material diminution in the Participant's authority, duties or responsibilities as compared to immediately prior to the occurrence of the Change in Control; (b) material reduction in the Participant's annual base salary, as in effect on the effective date of the Change in Control, other than a reduction applied "across the board" to all similarly situated Employees; (c) any requirement that the Participant relocate, by more than 50 miles, the principal location from which the Participant performs services for the Company or Subsidiary as compared to such location immediately prior to the occurrence of the Change in Control; provided, however, that notwithstanding subsection (a) above, the Participant will not have "Good Reason" to terminate employment merely because the Participant is no longer a senior executive of a public company and/or has a change in title, duties, authority, responsibilities or reporting structure as a result of the transaction (including having a reporting relationship within a larger company) provided that the Participant retains a substantially similar level of responsibilities over the other portions and areas of the business for which he or she exercised responsibility prior to the transaction.

68	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

2.17         "Incentive Award" means the award or grant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Stock Award, or another stock-based or stock-related award, to a Participant pursuant to the Plan.

2.18      "Market Value" shall equal the closing price of Common Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on Nasdaq, the Market Value shall be determined by any means deemed fair and reasonable by the Committee in a manner consistent with the valuation principles of Section 409A of the Code except when the Committee expressly determines not to use Section 409A valuation principles, which determination shall be final and binding on all parties.

2.19         "Mature Shares" means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

2.20        "Nasdaq" means the NASDAQ National Market, or if the Common Stock is not listed for trading on the NASDAQ National Market on the date in question, then such other United States-based quotation system or stock exchange on which the Common Stock may be traded on the date in question.

2.21         "Participant" means an Employee or Director who is granted an Incentive Award under the Plan.

2.22         "Performance Awards" means Incentive Awards granted pursuant to Section 10.

2.23       "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

2.24        "Performance Period" means the period of time, as the Committee may select, during which the Performance Goals must be met to determine the degree of payout, the vesting, or both, with respect to an Incentive Award designated as a Performance Award.

2.25         "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.26        "Plan" means the Mercantile Bank Corporation Stock Incentive Plan of 2023 as set forth herein, as it may be amended from time to time.

2.27       "Restricted Period" means the period of time during which Restricted Stock, Restricted Stock Units or other stock-based or stock-related awards that are awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Sections 7 or 8. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

2.28       "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 7 of the Plan while such Common Stock remains subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section 7.

2.29        "Restricted Stock Unit" means an award to a Participant pursuant to Section 7 of the Plan and described as a "Restricted Stock Unit" in Section 7.

2.30        "Retirement" means the voluntary termination of employment by a Participant after he or she has attained the age of 65 or such other age as may be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

2.31        "Stock Appreciation Right" or "SAR" means a right awarded to a Participant pursuant to Section 6 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, in an amount equal to or otherwise based on the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	69

2.32        "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

2.33        "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.34        "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term "Subsidiary" includes present and future Subsidiaries of the Company.

2.35       "Termination" of employment shall be considered to occur on the date on which the Employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the Employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the Employee continues to receive compensation from the Company or any of its Subsidiaries after such date and "Cessation" of service as a Director shall occur on the effective date of the removal or resignation of the Director from the Board. The following shall not be considered such a termination or cessation: (i) a transfer of an employee among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment as an officer with continued service as an Employee or Director.

SECTION 3

Administration

3.1         Power and Authority. The Committee shall administer the Plan, and subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan. Any power or authority of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such power or authority would cause any Incentive Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

The Committee may delegate any, some or all of its record keeping, calculation, payment and other ministerial or administrative authority and responsibility from time to time to and among one or more individuals, who are members of the Committee or Employees of the Company or its Subsidiaries or Affiliates, but all actions taken pursuant to delegated authority and responsibility shall be subject to such review, change and approval by the Committee as the Committee considers appropriate. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall prescribe, amend and rescind rules and regulations for the conduct of its business and shall define terms not otherwise defined herein, in each case as it considers advisable.

3.2         Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards including, without limitation: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; (e) the target number of shares to be granted pursuant to a Performance Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of shares earned by a Participant pursuant to a Performance Award at the end of the Performance Period; and (f) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

70	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Except for Incentive Awards granted with respect to a maximum of five percent (5%) of the shares authorized in the first sentence of Section 4.1 and any shares granted to members of the Board or members of the board of directors of a Subsidiary, Incentive Award agreements shall not provide for vesting prior to the first anniversary of the grant date, provided, that the Committee may provide for shorter or earlier vesting in connection with a Change in Control, death, Disability, Retirement or other event or circumstance that the Committee determines to be appropriate.

3.3       Amendments or Modifications of Incentive Awards. Subject to Section 12, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided that such actions do not cause an Incentive Award not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code. The Committee shall without limitation, have the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 will be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant; (b) extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards (such grant of new Incentive Awards will be considered to be a new grant for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant); provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants.

3.4         Indemnification of Committee Members. No member or former member of the Committee, or any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or was a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. This Section 3.4 shall not be construed as limiting the Company's or any Subsidiary's ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

4.1       Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares available for Incentive Awards under the Plan shall be 500,000 shares of Common Stock. Up to a maximum aggregate of 500,000 shares may be granted as incentive stock options. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

To the extent that any Incentive Award is forfeited, terminates, expires or lapses instead of being exercised, or any Incentive Award is settled for cash, the shares subject to such Incentive Awards not delivered as a result thereof shall again be available for Incentive Awards under this Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Incentive Award are satisfied by delivering shares (either actually or through a signed document affirming a Participant's ownership and delivery of such shares) or withholding shares relating to such Incentive Award, the gross number of shares subject to the Incentive Award shall nonetheless be deemed to have been granted for purposes of the first sentence of this Section 4.1.

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4.2        Limitation on Incentive Awards. Subject to adjustment as provided in Section 4.3 of the Plan, (a) no Participant (other than a non-employee Director) shall be granted, during any calendar year, Incentive Awards with respect to more than 25% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, and (b) the maximum aggregate number of shares of Common Stock subject to Incentive Awards granted during a calendar year to a non-employee Director shall not exceed a total value of $100,000 (based on the Market Value of the Common Stock on the grant date.)

4.3          Adjustments.

(a)         Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to outstanding Incentive Awards and available for issuance under the Plan, and the limitation provided in Section 4.2, together with applicable exercise prices and base prices, shall be adjusted in such manner and at such time as shall be equitable under the circumstances. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respec‐tive Incentive Awards.

(b)         Other Actions Affecting Common Stock. If there occurs, other than as described in Section 4.3(a), any merger, business combination, recapitaliza‐tion, reclassification, subdivision or combination approved by the Board that would result in the persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices and base prices) and reserves for Incentive Awards under the Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under the Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under the Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment.

SECTION 5

Stock Options

5.1        Grant. A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. For purposes of determining the number of shares available under the Plan, each Stock Option shall count as the number of shares of Common Stock subject to the Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee, in its sole discretion, may establish vesting schedules (i) based upon Company performance, or (ii) that extend over a period of time selected by the Committee. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in relevant sections of the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. No Stock Option granted to a Director who is not an Employee shall be considered an incentive stock option under Section 422(b) of the Code.

72	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

5.2         Stock Option Agreements. Stock Options shall be evidenced by stock option agreements, certificates of award, or both, containing the terms and conditions applicable to such Stock Options. To the extent not covered by a stock option agreement or certificate of award, the terms and conditions of this Section 5 shall govern.

5.3        Stock Option Exercise Price. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value (or such higher amount as may be necessary under Section 5.5 below). The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.4         Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, provided that such amendment would not cause a Stock Option to become subject to Section 409A of the Code. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.5         Stock Options Granted to 10% Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.6        Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company or its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7         Restrictions on Transferability.

(a)          General. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

(b)         Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

5.8       Termination of Employment or Cessation of Directorship Status. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise:

(a)         General. If a Participant ceases to be a Director or an Employee for any reason other than the Participant's death, Disability, Retirement (in the case of Employees only) or termination for Cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment or directorship status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination.

(b)         Death. If a Participant dies while an Employee or Director, the Stock Option issued to such Participant shall be automatically 100% vested and shall be exercisable in accordance with its terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but not beyond the original terms of the Stock Option. If a Participant dies after the termination of employment or directorship other than for Cause but during the time when the Participant could have exercised a Stock Option, the Stock Option shall be exercisable in accordance with its terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death or termination of employment or directorship, whichever first occurred, and not beyond the original terms of the Stock Option.

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(c)      Disability. If a Participant ceases to be an Employee or Director of the Company or one of its Subsidiaries due to the Participant's Disability, the Stock Options issued to such Participant shall be automatically 100% vested and the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or directorship, but not beyond the original terms of the Stock Options.

(d)       Participant Retirement. If a Participant Retires as an Employee, the Participant shall be automatically 100% vested in the Stock Options granted under the Plan to that Participant. The number of vested Stock Options may be exercised in accordance with their terms during the remaining terms of the Stock Options. If an incentive stock option is exercised after the expiration of the three-month period after such Retirement, the Stock Option will thereafter be treated as a non-qualified option.

(e)       Termination for Cause. If a Participant's employment is terminated for Cause or the Participant is removed as a Director for Cause, the Participant shall have no further right to exercise any Stock Options previously granted and all of the Participant's outstanding Stock Options shall automatically be forfeited and returned to the Company. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination or removal is for Cause.

SECTION 6

Stock Appreciation Rights

6.1        Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares. Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

6.2        Exercise; Payment. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment.

74	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

SECTION 7

Restricted Stock and Restricted Stock Units

7.1        Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section 10) and terms as the Committee deems appropriate, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section 10) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit shall be equal to one share of Common Stock and shall entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock Units shall be settled no later than the 15th day of the third month after the Restricted Stock Units vest. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable pursuant to Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

7.2       Restricted Stock Agreements. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Shares of Restricted Stock not evidenced by a certificate shall be recorded in "book entry" form in the Company's stock records. Unless the restricted stock or restricted stock unit agreement or certificate of award provides otherwise, awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 7.

7.3       Vesting. The grant, issuance, retention and vesting of shares of Restricted Stock and Restricted Stock Units and the settlement of Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of Restricted Stock Units and shares of Restricted Stock subject to continued employment, passage of time and/or Performance Goals as deemed appropriate by the Committee. In no event shall the grant, issuance, retention, vesting or settlement of shares of Restricted Stock or Restricted Stock Units that is based on Performance Goals or a level of achievement measured against Performance Goals be subject to a performance period of less than one year. No condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of Restricted Stock or Restricted Stock Units over a period of less than one year from the date the Award is made, other than as a result of or upon the death, Disability or Retirement of the Participant or a Change in Control.

7.4         Termination of Employment or Cessation of Directorship Status. Unless the Committee otherwise consents or permits (before or after the grant or Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

(a)        General. Except as set forth in Section 7.4(b) or (c) below, if a Participant ceases to be a Director or Employee during the Restricted Period, the Participant shall have no further right to retain or receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

(b)       Death, Disability or Retirement at or After Age 65. If a Participant's employment or directorship with the Company is terminated or ceases because of death, Disability or (in the case of Employees only) Retirement at or after age 65 during the Restricted Period, then all restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically as to all of the respective number of such shares or Restricted Stock Units granted to such Participant and those shares or Restricted Stock Units shall become immediately fully vested and nonforfeitable.

(c)         Termination Not for Cause or Retirement Prior to Age 65. If the Company terminates a Participant's employment other than for Cause, or a Participant terminates employment because of Retirement at or after age 62 with five or more years of service with the Company (or a predecessor), then all restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically with respect to that respective number of such shares or Restricted Stock Units (rounded to the nearest whole number) equal to the respective total number of such shares or Restricted Stock Units granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective Restricted Period; provided, that if such Restricted Stock or Restricted Stock Units are subject to attainment of Performance Goals, then the restrictions shall not lapse until the end of the applicable Performance Period and then only after it is determined that the Company shall have attained such Performance Goals. All remaining shares of Restricted Stock and Restricted Stock Units shall be forfeited and returned to the Company. The Committee may, in its sole discretion, waive the restrictions remaining on and forfeiture of any or all such remaining shares of Restricted Stock and Restricted Stock Units either before or after the termination of a Participant.

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(d)         Termination for Cause. If a Participant's employment or service as a Director is terminated for Cause, the Participant shall have no further right to receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for Cause.

7.5         Restrictions on Transferability.

(a)         General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) neither shares of Restricted Stock nor Restricted Stock Units may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or his or her guardian or legal representative.

(b)       Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock or issuable pursuant to Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

7.6         Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant's share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Mercantile Bank Corporation Stock Incentive Plan of 2023 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

7.7         Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 7 and the terms and conditions set forth in the Participant's restricted stock agreement. Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock or Common Stock subject to awards of Restricted Stock Units shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

7.8         Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are issued and outstanding shares on the Company's stock ledger.

76	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

SECTION 8

Stock-Based Awards

8.1       Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, in addition to any Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units that a Participant may be granted under the Plan, a Participant may be granted one or more other types of awards based on or related to shares of Common Stock (including the grant of Stock Awards). Such awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Notwithstanding the previous sentence, Stock Awards shall be settled no later than the 15th day of the third month after the awards vest. Such awards shall be expressed in terms of shares of Common Stock or denominated in units of Common Stock. For purposes of determining the number of shares available under the Plan, each such unit shall count as the number of shares of Common Stock to which it relates.

8.2         Rights as a Shareholder.

(a)         Stock Awards. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate. Any dividend payment with respect to a Stock Award shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

(b)         General. With respect to shares of Common Stock subject to awards granted under the Plan other than Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, a Participant shall have such rights as determined by the Committee and set forth in the respective award agreements; and the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to such awards as it considers appropriate.

SECTION 9

Change in Control

If a Change in Control occurs, the parties may agree that outstanding Incentive Awards shall be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award shall be substantially the same as the vesting and other terms and conditions of the original Incentive Award, provided that (a) if the assumed or substituted award is a Stock Option or a Stock Appreciation Right, the number of shares and exercise/base price shall be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury regulations, and (b) if the assumed or substituted Incentive Award is not a Stock Option or a Stock Appreciation Right, the number of shares covered by the assumed or substitute Award will be based upon the Change in Control transaction value of the Company's outstanding shares of Common Stock. If the original Incentive Award is subject to the satisfaction of any performance conditions, then, unless the Committee determines otherwise, such performance conditions shall be deemed to have been satisfied at the target performance level for purposes of determining the extent to which the Incentive Award is earned. If, within one year following a Change in Control, a Participant's employment or other service terminates due to death or Disability or is terminated by the Company or a successor or acquiring company (or any of its or their Affiliates) without Cause or by the Participant for Good Reason, then any outstanding assumed or substitute awards held by such terminated Participant shall immediately be fully vested, and any outstanding assumed or substitute Stock Options and Stock Appreciation Rights will remain outstanding for at least 180 days after such termination of employment (or, if earlier, until the expiration of their original stated terms.)

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	77

Unless the Committee, acting in its discretion, prescribes an economically equivalent alternative approach, if a Change in Control occurs and if the parties do not agree that an outstanding Incentive Award shall be assumed or substituted by the successor or acquiring company (or a parent company thereof) pursuant to this Section, then such Incentive Award will be deemed fully vested and any performance conditions applicable to such Incentive Award will be deemed satisfied at the target performance level for purposes of determining the extent to which the Incentive Award is earned. Each such Incentive Award shall be cancelled immediately prior to the effective time of the Change in Control in exchange for an amount equal to the per share consideration received by the holders of outstanding shares in the Change in Control transaction, reduced in the case of a Stock Option or Stock Appreciation Rights by the exercise or base price for such shares. No consideration will be payable in respect of the cancellation of a Stock Option or Stock Appreciation Right with an exercise or base price per share that is equal to or greater than the value of the Change in Control transaction consideration per share. The amount payable with respect to the cancellation of an outstanding Incentive Award pursuant to this section will be paid in cash, unless the parties to the Change in Control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor of acquiring company (or a parent company thereof).

SECTION 10

Performance Awards

10.1        Performance Awards. The Committee may condition the value or vesting of an Incentive Award upon the achievement of one or more Performance Goals, which such Incentive Award shall constitute a Performance Award for purposes of the Plan. Performance Awards may be awarded either alone or in addition to other Incentive Awards granted under the Plan. A Performance Award shall be evidenced by an Award agreement, the terms and provisions of which may differ among Participants. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock subject to a Performance Award; (ii) the Performance Period applicable to any Performance Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Incentive Award.

10.2        Evaluation of Performance. The number of shares of Common Stock earned by a Participant under a Performance Award will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

Section 11

General Provisions

11.1        No Rights to Incentive Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

11.2         Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and other withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, taxes on income deemed to be recognized as a result of grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate. In addition, the Company may reasonably delay the issuance or delivery of shares of Common Stock pursuant to an Incentive Award as it determines appropriate to address tax withholding and other administrative matters.

11.3      Compliance with Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

78	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

11.4       No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting, continuing in effect or discontinuing other or additional compensation arrangements, including the grant of Stock Options and other stock-based and stock-related awards, and such arrangements may be either generally applicable or applicable only in specific cases.

11.5        No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained as an Employee or Director of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with the Participant.

11.6        No Liability of Company. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or non-sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

11.7       Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 60 days while the termination for Cause of that Participant's employment with the Company and its Subsidiaries is under consideration or while the removal for Cause of the Participant as a Director is under consideration.

11.8        Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

11.9        Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

11.10       409A. The terms and conditions of all grants under the Plan shall be designed to comply with the applicable requirements, if any, of Code Section 409A. To the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Code Section 409A or is otherwise payable or distributable to a Participant under the Plan or any Incentive Award agreement solely by reason of the occurrence of a change in control of the Company or due to the Participant's disability or "separation from service" (as such term is defined in Treasury Regulation Section 1.409A-1(h)), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability or separation from service, as the case may be, in Code Section 409A(a)(2)(A) and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a specified employee (as hereinafter defined and as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the specified employee's separation from service (or, if earlier upon the specified employee's death) unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. A "specified employee" means a specified employee as defined in Code Section 409A(a)(2)(B) and applicable regulations under Code Section 409A, determined in accordance with procedures established by the Committee and applied uniformly with respect to all plans maintained by the Company that are subject to Code Section 409A.

MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT	79

11.11.      Claw Back Conditions. Notwithstanding anything to the contrary contained herein or in an Incentive Award agreement, Incentive Awards and benefits otherwise provided by Incentive Awards made under the Plan shall be subject to the Company's incentive compensation “claw-back” policies as in effect from time to time, and, as applicable, the “claw-back” requirements of Section 954 of the Dodd-Frank Act. In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award agreement, in accordance with the Company’s incentive compensation “claw-back” policies. By accepting an Award, the Participant is agreeing to be bound with the Company’s incentive compensation “claw-back” policies, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

11.12       No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Incentive Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

SECTION 12

Termination and Amendment

12.1         Board and Committee Actions. The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it; provided, that no such amendment may be made, without the approval of shareholders of the Company, that would (i) except as provided in Section 4.3, reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.3 and 6.1, respectively, (ii) except as provided in Section 4.3, reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights, or (iii) otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or other applicable Nasdaq rules, and provided further that the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Code Section 409A.

12.2       No Impairment. Notwithstanding anything to the contrary in Section 12.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder's consent; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

SECTION 13

Effective Date and Duration of the Plan

The Plan shall take effect March 23, 2023, subject to approval by the shareholders at the 2023 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after March 23, 2033.

80	MERCANTILE BANK CORPORATION	2023 PROXY STATEMENT

Mercantile Bank Corporation VOTE

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Online

Go to **www.envisionreports.com/MBWM** or scan the QR code – control number is located in the shaded bar below.

Shareholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Our Notice, Proxy Statement and 2022 Annual Report to shareholders are available at:

www.envisionreports.com/MBWM

Easy Online Access – View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/MBWM**.
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares. **All votes must be received by 1:00 AM Eastern Time on May 25, 2023.**

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a copy of the Proxy Materials – If you would like to receive a printed copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 4, 2023 to facilitate timely delivery.

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Shareholder Meeting Notice

Mercantile Bank Corporation's Annual Meeting of Shareholders will be held virtually on May 25, 2023 at 9:00 AM Eastern Time via live webcast on the internet at https://signin.webex.com/join (enter meeting number 2309 030 3458). The password for this meeting is MBWM2023.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online to www.envisionreports.com/MBWM or request a paper copy of the proxy materials to receive a proxy card.

Participating in the Mercantile Bank Corporation 2023 Annual Meeting of Shareholders

If you have questions about participating in the virtual meeting via webcast, please email the Secretary, Mercantile Bank Corporation at secretary@mercbank.com or call 616-726-1601.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/MBWM**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Mercantile Bank Corporation" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you would like a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 4, 2023.

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Mercantile® Bank Corporation

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

All votes and proxies need to be received via mail, internet or telephone by 1:00 AM Eastern Time on May 25, 2023.

Online
Go to **www.envisionreports.com/MBWM** or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MBWM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - David M. Cassard	☐	☐	02 - Michael S. Davenport	☐	☐	03 - Michelle L. Eldridge	☐	☐
04 - Robert B. Kaminski, Jr.	☐	☐	05 - Michael H. Price	☐	☐	06 - David B. Ramaker	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appear(s) on this proxy and mail it promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each joint owner should sign. If a corporation or other entity, the signature should be that of an authorized person who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Mercantile Bank Corporation's Annual Meeting of Shareholders will be held virtually on May 25, 2023 at 9:00 AM Eastern Time, via live webcast at https://signin.webex.com/join (enter meeting number 2309 030 3458)

The password for this meeting is MBWM2023

Small steps make an impact.
Our Notice and Proxy Statement and 2022 Annual Report are available at www.envisionreports.com/MBWM.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Mercantile Bank Corporation

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders to be held May 25, 2023
via live webcast at https://signin.webex.com/join (enter meeting number 2309 030 3458)
The password for this meeting is MBWM2023

The undersigned hereby appoints David M. Cassard and Michelle L. Eldridge, or either of them, with power of substitution in each, proxies of the undersigned to vote all common stock of the undersigned in Mercantile Bank Corporation, at the annual meeting of shareholders to be held on May 25, 2023, and at all adjournments or postponements thereof, with all powers that the undersigned would have if present at the meeting.

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR the election of all nominees for directors, FOR the approval of the Mercantile Bank Corporation Stock Incentive Plan of 2023, FOR the ratification of the independent registered public accounting firm, FOR the advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement, and according to the discretion of the Proxies on any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the virtual Annual Meeting. ☐